                                                                   EXHIBIT  4.1

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                            COUNTY SEAT STORES, INC.,

                                   AS ISSUER,

                                       AND

                     THE SUBSIDIARY GUARANTORS NAMED HEREIN

                                       AND

                        FIRST TRUST NATIONAL ASSOCIATION

                                   AS TRUSTEE,

                ---------------------------------------------


                                    INDENTURE

                          DATED AS OF OCTOBER 29, 1997

                ---------------------------------------------


                                 $85,000,000

                          12 3/4% SENIOR NOTES DUE 2004

                                      WITH

             SERIES A WARRANTS TO PURCHASE SHARES OF COMMON STOCK



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

                                TABLE OF CONTENTS

                                                                            PAGE

                                   ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE.................................  1

SECTION 1.1       Definitions..............................................  1
SECTION 1.2       Other Definitions........................................ 18
SECTION 1.3       Incorporation by Reference of TIA........................ 19
SECTION 1.4       Rules of Construction.................................... 20


                                   ARTICLE TWO

THE NOTES.................................................................. 20

SECTION 2.1       Form and Dating.......................................... 20
SECTION 2.2       Execution and Authentication; Aggregate
                    Principal Amount........................................21
SECTION 2.3       Registrar and Paying Agent............................... 22
SECTION 2.4       Paying Agent To Hold Assets in Trust..................... 23
SECTION 2.5       Holder Lists............................................. 23
SECTION 2.6       Transfer and Exchange.................................... 23
SECTION 2.7       Replacement Notes........................................ 24
SECTION 2.8       Outstanding Notes........................................ 25
SECTION 2.9       Treasury Notes........................................... 25
SECTION 2.10      Temporary Notes.......................................... 25
SECTION 2.11      Cancellation............................................. 26
SECTION 2.12      CUSIP Number............................................. 26
SECTION 2.13      Deposit of Monies........................................ 26
SECTION 2.14      Book-Entry Provisions for Global Note.................... 27
SECTION 2.15      Special Transfer Provisions.............................. 28
SECTION 2.16      Defaulted Interest....................................... 30


                                  ARTICLE THREE

REDEMPTION................................................................. 31

SECTION 3.1       Notices to Trustee....................................... 31
SECTION 3.2       Selection of Notes To Be Redeemed........................ 32
SECTION 3.3       Optional Redemption...................................... 32
SECTION 3.4       Notice of Redemption..................................... 33
SECTION 3.5       Effect of Notice of Redemption........................... 34
SECTION 3.6       Deposit of Redemption Price.............................. 34

SECTION 3.7       Notes Redeemed in Part................................... 34


                                  ARTICLE FOUR

COVENANTS.................................................................. 35

SECTION 4.1       Payment of Notes......................................... 35
SECTION 4.2       Maintenance of Office or Agency.......................... 35
SECTION 4.3       Corporate Existence...................................... 35
SECTION 4.4       Payment of Taxes and other Claims........................ 36
SECTION 4.5       Maintenance of Properties and Insurance.................. 36
SECTION 4.6       Compliance Certificate; Notice of Default................ 36
SECTION 4.7       Compliance with Laws..................................... 37
SECTION 4.8       Reports.................................................. 37
SECTION 4.9       Waiver of Stay, Extension or Usury Laws.................. 38
SECTION 4.10      Limitation on Restricted Payments........................ 38
SECTION 4.11      Limitation on Transactions with Affiliates............... 40
SECTION 4.12      Limitation on Incurrence of Additional
                    Indebtedness and Issuance of Preferred Stock........... 41
SECTION 4.13      Limitation on Dividends and Other Payment
                    Restrictions Affecting Subsidiaries.................... 41
SECTION 4.14      Repurchase Upon Change of Control........................ 42
SECTION 4.15      Limitation on Asset Sales................................ 43
SECTION 4.16      Limitation on Issuances and Sales of
                    Capital Stock of Restricted Subsidiaries............... 46
SECTION 4.17      Impairment of Security Interest.......................... 47
SECTION 4.18      Limitation on Liens...................................... 47
SECTION 4.19      Conduct of Business...................................... 47
SECTION 4.20      Payments For Consent..................................... 47
SECTION 4.21      Registration Rights Agreement............................ 48
SECTION 4.22      Warrant Agreement........................................ 48
SECTION 4.23      Intercompany Indebtedness................................ 48
SECTION 4.24      Key Man Life Insurance................................... 48
SECTION 4.25      Use of Proceeds.......................................... 48


                                  ARTICLE FIVE

SUCCESSOR CORPORATION...................................................... 49

SECTION 5.1       Merger, Consolidation and Sale of Assets................. 49
SECTION 5.1       Successor Corporation Substituted........................ 50

                                   ARTICLE SIX

DEFAULT AND REMEDIES....................................................... 51

SECTION 6.1       Events of Default........................................ 51
SECTION 6.2       Acceleration............................................. 52
SECTION 6.3       Other Remedies........................................... 53
SECTION 6.4       Waiver of Past Defaults.................................. 54
SECTION 6.5       Control by Majority...................................... 54
SECTION 6.6       Limitation on Suits...................................... 54
SECTION 6.7       Rights of Holders To Receive Payment..................... 55
SECTION 6.8       Collection Suit by Trustee............................... 55
SECTION 6.9       Trustee May File Proofs of Claim......................... 55
SECTION 6.10      Priorities............................................... 56
SECTION 6.11      Undertaking for Costs.................................... 56
SECTION 6.12      Restoration of Rights and Remedies....................... 57
SECTION 6.13      Rights and Remedies Cumulative........................... 57
SECTION 6.14      Delay or Omission Not Waiver............................. 57


                                  ARTICLE SEVEN

TRUSTEE.................................................................... 57

SECTION 7.1       Duties of Trustee........................................ 57
SECTION 7.2       Rights of Trustee........................................ 59
SECTION 7.3       Individual Rights of Trustee............................. 60
SECTION 7.4       Trustee's Disclaimer..................................... 60
SECTION 7.5       Notice of Default........................................ 60
SECTION 7.6       Reports by Trustee to Holders............................ 60
SECTION 7.7       Compensation and Indemnity............................... 61
SECTION 7.8       Replacement of Trustee................................... 62
SECTION 7.9       Successor Trustee by Merger, Etc......................... 63
SECTION 7.10      Eligibility; Disqualification............................ 63
SECTION 7.11      Preferential Collection of Claims
                    Against Company........................................ 64

                                  ARTICLE EIGHT

SATISFACTION AND DISCHARGE OF INDENTURE.................................... 64

SECTION 8.1       Legal Defeasance and Covenant Defeasance................. 64
SECTION 8.2       Satisfaction and Discharge............................... 65
SECTION 8.3       Survival of Certain Obligations.......................... 66
SECTION 8.4       Acknowledgment of Discharge by Trustee................... 66
SECTION 8.5       Application of Trust Monies.............................. 67
SECTION 8.6       Repayment to the Company; Unclaimed Money................ 67
SECTION 8.7       Reinstatement............................................ 68

                                  ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS........................................ 68

SECTION 9.1       Without Consent of Holders............................... 68
SECTION 9.2       With Consent of Holders.................................. 69
SECTION 9.3       Compliance with TIA...................................... 70
SECTION 9.4       Revocation and Effect of Consents........................ 70
SECTION 9.5       Notation on or Exchange of Notes......................... 71
SECTION 9.6       Trustee To Sign Amendments, Etc.......................... 71


                                   ARTICLE TEN

GUARANTEE.................................................................. 72

SECTION 10.1      Unconditional Guarantee.................................. 72
SECTION 10.2      Subsidiary Guarantees.................................... 73
SECTION 10.3      Limitations on Subsidiary Guarantees..................... 73
SECTION 10.4      Evidence of Execution and Delivery of
                    Subsidiary Guarantee................................... 74
SECTION 10.5      Release of a Subsidiary Guarantor........................ 74
SECTION 10.6      Waiver of Subrogation.................................... 75
SECTION 10.7      Immediate Payment........................................ 76
SECTION 10.8      No Set-Off............................................... 76
SECTION 10.9      Obligations Absolute..................................... 76
SECTION 10.10     Obligations Continuing................................... 76
SECTION 10.11     Obligations Not Reduced.................................. 77
SECTION 10.12     Obligations Reinstated................................... 77
SECTION 10.13     Obligations Not Affected................................. 77
SECTION 10.14     Waiver................................................... 79
SECTION 10.15     No Obligation To Take Action Against
                    the Company............................................ 79
SECTION 10.16     Dealing with the Company and Others...................... 79
SECTION 10.17     Default and Enforcement.................................. 80
SECTION 10.18     Certain Bankruptcy Events................................ 80
SECTION 10.19     Acknowledgment........................................... 80
SECTION 10.20     Costs and Expenses....................................... 80
SECTION 10.21     No Merger or Waiver; Cumulative Remedies................. 80
SECTION 10.22     Survival of Obligations.................................. 81
SECTION 10.23     Subsidiary Guarantee in Addition to
                    Other Obligations...................................... 81
SECTION 10.24     Severability............................................. 81
SECTION 10.25     Successors and Assigns................................... 81

                                 ARTICLE ELEVEN

SECURITY ACCOUNT........................................................... 82

                                 ARTICLE TWELVE

MISCELLANEOUS.............................................................. 84

SECTION 12.1      TIA Controls............................................. 84
SECTION 12.2      Notices.................................................. 84
SECTION 12.3      Communications by Holders with Other Holders............. 85
SECTION 12.4      Certificate and Opinion as to Conditions Precedent....... 85
SECTION 12.5      Statements Required in Certificate or Opinion............ 85
SECTION 12.6      Rules by Trustee, Paying Agent, Registrar................ 86
SECTION 12.7      Legal Holidays........................................... 86
SECTION 12.8      Governing Law; Jurisdiction; Submission to Venue......... 86
SECTION 12.9      No Adverse Interpretation of other Agreements............ 87
SECTION 12.10     No Recourse Against Others............................... 87
SECTION 12.11     Successors............................................... 88
SECTION 12.12     Duplicate Originals...................................... 88
SECTION 12.13     Severability............................................. 88
SECTION 12.14     Independence of Covenants................................ 88
SECTION 12.15     Table of Contents, Headings, Etc......................... 88

SIGNATURES................................................................. 89

                              CROSS-REFERENCE TABLE

TIA SECTION                                                  INDENTURE SECTION
310(a)(1)...............................................................  7.10
   (a)(2)...............................................................  7.10
   (a)(3)...............................................................  N.A.
   (a)(4)...............................................................  N.A.
   (a)(5).........................................................  7.08; 7.10
   (b).....................................................  7.08; 7.10; 12.02
   (c)..................................................................  N.A.
311(a)..................................................................  7.11
   (b)..................................................................  7.11
   (c)..................................................................  N.A.

312(a)..................................................................  2.05
   (b).................................................................  12.03
   (c).................................................................  12.03

313(a)..................................................................  7.06
   (b)(1).................................................................N.A.
   (b)(2)...............................................................  7.07
   (c)...........................................................  7.06; 12.02
   (d)..................................................................  7.06

314(a).....................................................  4.07; 4.08; 12.02
   (b)..................................................................  N.A.
   (c)(1)..............................................................  12.04
   (c)(2)..............................................................  12.04
   (c)(3)...............................................................  N.A.
   (d)..................................................................  N.A.
   (e).................................................................  12.05
   (f)..................................................................  N.A.
315(a)...............................................................  7.01(b)
   (b)...........................................................  7.05; 12.02
   (c)...............................................................  7.01(a)
   (d)...............................................................  7.01(c)
   (e)..................................................................  6.11
316(a) (last sentence)..................................................  2.09
   (a)(1)(A)............................................................  6.05
   (a)(1)(B)............................................................  6.04
   (a)(2)...............................................................  N.A.
   (b)..................................................................  6.07
   (c)..................................................................  9.04
317(a)(1)...............................................................  6.08
   (a)(2)...............................................................  6.09
   (b)..................................................................  2.04
318(a)..................................................................  12.01
   (c)..................................................................  12.01

--------------
N.A. means not applicable
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                    EXHIBITS

EXHIBIT A -       FORM OF INITIAL NOTES....................................A-1

EXHIBIT B -       FORM OF EXCHANGE NOTES...................................B-1

EXHIBIT C -       FORM OF LEGEND FOR GLOBAL NOTES..........................C-1

EXHIBIT D -       CERTIFICATE IN CONNECTION WITH TRANSFERS TO
                  INSTITUTIONAL ACCREDITED INVESTORS.......................D-1

EXHIBIT E -       CERTIFICATE IN CONNECTION WITH
                  REGULATION S TRANSFERS...................................E-1

EXHIBIT F -       FORM OF NOTATION ON NOTE RELATING
                  TO SUBSIDIARY GUARANTEE..................................F-1

            INDENTURE, dated as of October 29, 1997, among County Seat Stores, Inc., a Minnesota corporation (the "Company"), the Subsidiary Guarantors referred to below and First Trust National Association, as trustee (the "Trustee").

            The Company has duly authorized the creation of an issue of 12 3/4% Senior Notes (the "Initial Notes") and 12 3/4% Senior Notes due November 1, 2004, Series B to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement (as defined) (the "Exchange Notes" and, together with the Private Exchange Notes (as defined) and the Initial Notes, the "Notes") and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. The Notes will be jointly and severally guaranteed, by the Subsidiary Guarantors (as defined). All things necessary to make the Notes, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company and the Subsidiary Guarantors, and to make this Indenture a valid and binding agreement of the Company and the Subsidiary Guarantors, have been done.

            Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined).

                                   ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE


                  SECTION 1.1       DEFINITIONS.
                                    -----------

            "ACQUIRED DEBT" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, excluding Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person.

            "ADDITIONAL INTEREST" has the meaning set forth in the Registration Rights Agreement.

            "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any specified Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management of policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, HOWEVER, that in the case of a corporation, beneficial ownership of 10% or more of the aggregate voting power of the Voting Stock of a person shall be deemed to be control. In the case of an individual, (A) members of such Person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and (B) trusts, any trustee or beneficiaries of which are such Person or members of such Person's immediate family, shall be under common control with such individual. Notwithstanding the foregoing, neither the Initial Purchaser nor any of its Affiliates will be deemed to be Affiliates of the Company.

            "AGENT" means any Registrar, Paying Agent, Authenticating Agent or co-Registrar.

            "ASSET SALE" means, with respect to any transaction or series of transactions, any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries to any Person other than the Company or a Wholly-Owned Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company; or (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; PROVIDED, HOWEVER, that Asset Sales shall not include (i) the sale, lease, conveyance, disposition or other transfer of all or substantially all the assets of the Company as permitted under Section 5.1 hereof, (ii) the sale, conveyance, transfer or other disposition by the Company or any of its Restricted Subsidiaries of (x) obsolete or unusable inventory or other assets or
(y) receivables generated by customer purchases in the ordinary course of business, (iii) Sale and Leaseback Transactions or (iv) the incurrence by the Company of any Permitted Liens.

            "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

            "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

            "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "BUSINESS DAY" means a day that is not a Legal Holiday.

            "CAPITAL LEASE OBLIGATION" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

            "CAPITAL STOCK" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, partnership interests and other indicia of ownership and (ii) with respect to any other Person, any and all partnership or other equity interests of such Person.

            "CASH EQUIVALENTS" means: (i) obligations issued or unconditionally guaranteed by the United States of America or any agency thereof, or obligations issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America; (ii) commercial paper rated the highest grade by Moody's Investors Service, Inc. and Standard & Poor's Corporation and maturing not more than one year from the date of creation thereof; (iii) time deposits with, and certificates of deposit and banker's acceptances issued by, any bank having capital surplus and undivided profits aggregating at least $500 million and maturing not more than one year from the date of creation thereof;
(iv) repurchase agreements that are secured by a perfected security interest in an obligation described in clause (i) and are with any bank described in clause
(iii); (v) money market accounts with any bank having capital surplus and undivided profits aggregating at least $500 million; (vi) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Corporation; and (vii) money market funds investing only in U.S. Government Obligations or repurchase agreements backed only by U.S. Government Obligations.

            "CHANGE OF CONTROL" means the occurrence of any of the following (in one transaction or a series of transactions): (i) the sale, lease, transfer, conveyance or other disposition of all or substantially all of the Company's assets to any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) other than to one or more Existing Holders; (ii) the liquidation or dissolution of the Company or the adoption of a plan by the stockholders of the Company relating to the dissolution or liquidation of the Company; (iii) at any time following the first anniversary of the Effective Date, any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), except for one or more Existing Holders, is or becomes the "beneficial owner" (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the aggregate ordinary voting power of the total outstanding Voting Stock of the Company; or (iv) at any time following the first anniversary of the Effective Date, with respect to the Company's Board of Directors as such board is constituted on and after the Effective Date, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors who are approved by a vote of at least 662/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then still in office.

            "CHAPTER 11 FILING" means the filing by the Company of a petition for reorganization relief under Chapter 11 of the United States Bankruptcy Code on October 17, 1996 with the United States Bankruptcy Court for the District of Delaware.

            "COMMON STOCK" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

            "COMPANY" means the party named as such above, until a successor replaces such Person in accordance with the terms of this Indenture, and thereafter means such successor.

            "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (to the extent such amounts are deducted in calculating such income (loss) from operations of such Person for such period and without duplication) (a) provision for taxes based on income or profits to the extent such provision for taxes was included in computing Consolidated Net Income, (b) consolidated interest expense of such person for such period, whether paid or accrued (including deferred financing costs, non-cash interest payments and the interest component of capital lease obligations), to the extent such expense was deducted in computing Consolidated Net Income, and (c) depreciation and amortization (including amortization of goodwill and other intangibles) for such period to the extent such depreciation or amortization were deducted in computing Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP.

            "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, plus extraordinary charges deducted in computing Net Income to the extent related to and incurred in respect of the Chapter 11 Filing, the Offering and the issuance of the New Notes; PROVIDED, that (i) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly-Owned Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary will not be included to the extent that declarations of dividends or similar distributions by that Restricted Subsidiary are not at the time permitted, directly or indirectly, by operation of the terms of its organization document or any agreement, instrument, judgment or state or government regulation, (iii) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

            "CONSOLIDATED NET WORTH" means, with respect to any Person, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries plus (ii) the respective amounts reported on such Person's most recent balance sheet with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of (a) any cash received by such Person upon issuance of such preferred stock and (b) the fair market value of any non-cash consideration received by such Person upon issuance of such preferred stock; PROVIDED that such value has been determined in good faith by a nationally recognized investment bank, less (x) all write-ups, subsequent to the date of this Indenture, in the book value of assets owned by such Person or a consolidated Restricted Subsidiary of such Person, other than (a) write-ups resulting from foreign currency translations and (b) write-ups upon the acquisition of assets acquired in a transaction to be accounted for by purchase accounting under GAAP,
(y) all investments in persons that are not consolidated Restricted Subsidiaries (except, in each case, a Permitted Investment), and (z) all unamortized debt discount and expense and unamortized deferred financing charges (except such amounts arising from the issuance of the Notes), all of the foregoing determined in accordance with GAAP.

            "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

            "DEFAULT" means any event known to the Company or which should have been known to the Company after due inquiry that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

            "DEPOSITORY" means The Depository Trust Company, its nominees and successors.

            "DISBURSEMENT FUNDS" means the proceeds from the sale of the Units to be deposited in the Security Account in an aggregate amount specified in the Security and Disbursement Agreement to, among other things, pay interest on the Notes that accrues and is unpaid from the Issue Date through and including the Interest Payment Date on May 1, 1999.

            "DISQUALIFIED STOCK" means any Capital Stock which, (i) either by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date or (ii) is convertible or exchangeable at the option of the issuer thereof or any other Person for debt securities.

            "DTC" means The Depository Trust Company, a New York corporation.

            "EQUITY INTERESTS" means Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

            "EXCHANGE NOTES" has the meaning provided in the Preamble to this Indenture.

            "EXCHANGE OFFER" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange New Notes for the Notes.

            "EXISTING HOLDERS" shall mean, collectively, the record and beneficial holders of Common Stock that receive such Common Stock in connection with the Plan of Reorganization.

            "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Unless otherwise provided herein, fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

            "FIXED CHARGE COVERAGE RATIO" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio (both the numerator and the denominator therein) shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable period; PROVIDED that pro forma effect shall be given to repayments, repurchases or redemptions of Indebtedness or Preferred Stock only to the extent such Indebtedness or Preferred Stock is permanently retired (and, in the case of the Notes, surrendered to the Trustee for cancellation). In addition, in the event of any Asset Sale, Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) directly attributable to the assets sold and Consolidated Interest Expense shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness assumed by third parties or repaid with the proceeds of such Asset Sale, in each case as if the same had occurred at the beginning of the applicable period. In the event that acquisitions, divestitures, mergers or consolidations have been made by the Company or any of its Restricted Subsidiaries subsequent to the commencement of the four-quarter period over which the Fixed Charge Coverage Ratio is being calculated, but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is being made, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such acquisitions, divestitures, mergers and consolidations as if such transactions had occurred at the beginning of the applicable period.

            "FIXED CHARGES" means, with respect to any Person for any period, the sum of (a) consolidated interest expense of such Person for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of non-cash interest payments and the interest component of capital leases but excluding amortization of deferred financing fees) and (b) the product of (i) all dividend payments, whether paid in cash, assets, securities or otherwise, in the case of a Person that is a Subsidiary of the Company, on any series of preferred stock of such Person, and all dividend payments in respect of any series of preferred stock of the Company, whether paid in cash, assets, securities or otherwise (other than dividends payable in additional shares of the preferred stock on which such dividends are paid), times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

            "HOLDER" OR "HOLDER" means the Person in whose name a Note is registered on the Registrar's books.

            "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or bankers' acceptances or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or representing any Interest Rate Swap Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing Indebtedness (other than Interest Rate Swap Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, by such Person in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any of the items which would be included within this definition.

            "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

            "INDEPENDENT FINANCIAL ADVISOR" means a nationally recognized independent public accounting firm or investment banking firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

            "INITIAL NOTES" has the meaning provided in the Preamble to this Indenture.

            "INITIAL PURCHASER" means Jefferies & Company, Inc.

            "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "INTEREST PAYMENT DATE" means the stated maturity of an installment of interest on the Notes.

            "INTEREST RATE SWAP OBLIGATIONS" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

            "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including direct or indirect guarantees), advances or capital contributions (excluding commissions, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

            "ISSUE DATE" means the date of original issuance of the Initial Notes under this Indenture.

            "LIEN" means, with respect to any asset, mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction, excluding true lease and consignment filings).

            "MATURITY DATE" means November 1, 2004.

            "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

            "NET INCOME" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), and excluding any extraordinary gain (but not loss), together with any related provisions for taxes on such extraordinary gain (but not loss).

            "NEW NOTES" means the Company's 12 3/4% Senior Notes due 2004, Series B, as described and authenticated and issued under the Indenture.

            "NON-U.S. PERSON" means a Person who is not a U.S. Person, as defined in Regulation S.

            "NOTES" has the meaning provided in the Preamble to this Indenture and means the Initial Notes, the Exchange Notes, and the Private Exchange Notes, if any, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

            "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under this Indenture and the Notes.

            "OFFERING CIRCULAR" means the Confidential Offering Circular, dated October 23, 1997, as amended by any amendment or supplement thereto, in each case relating to the offering of the Initial Notes.

            "OFFICER" means, with respect to any Person, the chief executive officer, the president, any vice president, the chief financial officer, the treasurer, the controller, or the secretary or assistant secretary of such Person, or any other officer designated by the Board of Directors to serve in a similar capacity.

            "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an assistant treasurer or an assistant secretary of such Person and otherwise complying with the requirements of Sections 12.4 and 12.5, as they relate to the making of an Officers' Certificate.

            "OPINION OF COUNSEL" means a written opinion from legal counsel, who may be counsel for the Company and who is reasonably acceptable to the Trustee, complying with the requirements of Sections 12.4 and 12.5, as they relate to the giving of an Opinion of Counsel.

            "PAYING AGENT" shall initially be the Trustee until a successor paying agent for the Notes is selected in accordance with the Indenture.

            "PERMITTED INDEBTEDNESS" means each of the following:

            (a) Indebtedness incurred by the Company and its Subsidiaries under the Senior Credit Facility in an aggregate principal amount not to exceed $130 million;

            (b) Indebtedness incurred by the Company or its Restricted Subsidiaries in connection with or arising out of Sale and Leaseback Transactions, Capital Lease Obligations or Purchase Money Obligations, PROVIDED, that the aggregate principal amount at any one time outstanding of all such Sale and Leaseback transactions, Capital Lease Obligations and Purchase Money Obligations does not exceed $10 million;

            (c) Indebtedness of the Company represented by the Notes or the New Notes and Indebtedness of the Restricted Subsidiaries of the Company represented by the Subsidiary Guarantees (whether incurred on the Issue Date, or in connection with the Exchange Offer or any shelf registration contemplated by the Registration Rights Agreement);

            (d) Indebtedness owed by the Company to any of its Wholly-Owned Subsidiaries for so long as such Indebtedness is held by a Wholly-Owned Subsidiary of the Company, subject to no Lien except a Lien in favor of or for the benefit of lenders party to the Senior Credit Facility; PROVIDED that (i) any such Indebtedness of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the Notes and (ii) if as of any date any Person other than a Wholly-Owned Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the date of incurrence of Indebtedness not constituting Permitted Indebtedness of the Company;

            (e) Indebtedness of a Wholly-Owned Subsidiary of the Company to the Company or to a Wholly-Owned Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly-Owned Subsidiary of the Company, in each case subject to no Lien held by a Person other than (x) the Company or a Wholly-Owned Subsidiary of the Company or (y) the lenders party to the Senior Credit Facility or a Person acting as their agent; PROVIDED that if as of any date any Person other than the Company or a Wholly-Owned Subsidiary of the Company owns or holds such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the date of incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

            (f) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are contemporaneously used to extend, refinance, renew, replace, or refund (collectively, "Refinance")

      Permitted Indebtedness referred to in clauses (a), (b) and (c) above and outstanding Indebtedness incurred in accordance with Section 4.12 hereof (other than pursuant to this definition of Permitted Indebtedness except to the extent provided in clauses (a), (b) and (c) thereof) (the "Refinancing Indebtedness"); PROVIDED, HOWEVER, that (i) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness so Refinanced (plus the amount of reasonable fees required to be paid and reasonable expenses incurred in connection therewith); (ii) the Refinancing Indebtedness shall rank in right of payment no more senior (and at least as subordinated) to the Notes than did the Indebtedness being Refinanced; (iii) if the Indebtedness being Refinanced is Indebtedness of the Company or any Subsidiary, then such Refinancing Indebtedness shall be Indebtedness solely of the Company or such Subsidiary; (iv) such Refinancing Indebtedness shall have a Weighted Average Life equal or longer than, and a stated maturity which is the same or later than, that of the Indebtedness being Refinanced; and (v) the Indebtedness so Refinanced is permanently retired (and, in case of the Notes, surrendered to the Trustee for cancellation); and

            (g) Interest Rate Swap Obligations of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries and Interest Rate Swap Obligations of any Restricted Subsidiary covering Indebtedness of such Restricted Subsidiary; PROVIDED, HOWEVER, that such Interest Rate Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Rate Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Rate Swap Obligation relates.

            "PERMITTED INVESTMENTS" means: (i) Investments by the Company or any Wholly-Owned Subsidiary of the Company in any Person that is or will become immediately after such Investment a Wholly-Owned Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly-Owned Subsidiary of the Company, (ii) Investments in the Company by any Restricted Subsidiary of the Company; PROVIDED that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and this Indenture; (iii) investments in cash and Cash Equivalents; (iv) Interest Rate Swap Obligations entered into in the ordinary course of the Company's or its Subsidiaries' businesses and otherwise in compliance with this Indenture; (v) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (vi) Investments in the Notes; (vii) Investments made by the Company or its Subsidiaries as a result of an Asset Sale made in compliance with Section
4.15 hereof; (viii) Investments existing on the Issue Date; and (ix) Investments in joint ventures or other similar arrangements in an aggregate amount not to exceed $5 million.

            "PERMITTED LIENS" means the following types of Liens:

            (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

            (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

            (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business, or to secure the performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (iv) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

            (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

            (vi) any interest or title of a lessor under any Capital Lease Obligation; PROVIDED that such Liens do not extend to any property or assets which is not leased property subject to such Capital Lease Obligation;

            (vii) Purchase Money Liens of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; PROVIDED, HOWEVER, that (A) the related Purchase Money Obligation shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

            (viii) Liens securing reimbursement obligations with respect to commercial letters of credit which encumbered documents and other property relating to such letters of credit and products and proceeds thereof;

            (ix) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and set-off;

            (x) Liens incurred in the ordinary course of business securing Interest Rate Swap Obligations, which Interest Rate Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

            (xi) Liens securing Acquired Debt incurred in accordance with
      Section 4.12 hereof; PROVIDED that (A) such Liens secured such Acquired Debt at the time of and prior to the incurrence of such Acquired Debt by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Indebtedness by the Company or a Restricted Subsidiary of the Company and
      (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Subsidiaries other than the property or assets that secured the Acquired Debt prior to the time such Indebtedness became Acquired Debt of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Debt prior to the incurrence of such Acquired Debt by the Company or a Restricted Subsidiary of the Company;

            (xii) Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

            (xiii)Liens securing Indebtedness under the Senior Credit
      Facility;

            (xiv) Liens of the Company or a Wholly-Owned Subsidiary of the Company on assets of any Subsidiary of the Company;

            (xv) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; PROVIDED, HOWEVER, that such Liens (a) are no less favorable to the Holders of Notes and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (b) other than Liens securing Indebtedness under the Senior Credit Facility, do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

            (xvi) Liens on the Security Account.

            "PERSON" or "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "PLAN OF REORGANIZATION" means the Company's plan of reorganization confirmed by the United States Bankruptcy Court for the District of Delaware on October 1, 1997.

            "PLEDGED SECURITIES" means the U.S. Government Obligations to be purchased by the Company and held in the Security Account in accordance with the Security and Disbursement Agreement or any other U.S. Government

Obligations held in the Security Account.

            "PREFERRED STOCK" means, with respect to any Person, any Capital Stock of such Person or its Restricted Subsidiaries in respect of which a holder thereof is entitled to receive payment upon dissolution or otherwise before any payment may be made with respect to any other Capital Stock of such Person or its Restricted Subsidiaries.

            "PRIMARY OFFERING" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with and declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities under any employee benefit plans) or pursuant to an exemption from the registration requirements thereof.

            "PRIORITY TAX CLAIMS" means tax liabilities of the Company which have been restructured pursuant to the Plan of Reorganization.

            "PRIVATE EXCHANGE NOTES" shall have the meaning assigned to such term in the Registration Rights Agreement.

            "PRIVATE PLACEMENT LEGEND" means the legend initially set forth on the Notes in the form set forth in Exhibit A attached hereto.

            "PRO FORMA" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article Ten of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Company in consultation with its independent public accountants.

            "PURCHASE MONEY LIENS" means (i) Liens to secure or securing Purchase Money Obligations permitted to be incurred under this Indenture and
(ii) Liens to secure Refinancing Indebtedness incurred solely to Refinance Purchase Money Obligations permitted to be incurred under this Indenture, PROVIDED that such Refinancing Indebtedness is incurred no later than six (6) months after the satisfaction of such Purchase Money Obligations and such Lien extends to or covers only the asset or property securing the Purchase Money Obligations being Refinanced.

            "PURCHASE MONEY OBLIGATIONS" means Indebtedness representing, or incurred to finance, the cost of acquiring any assets (including Purchase Money Obligations of any other Person at the time such other Person is merged with or into or is otherwise acquired by the Company or its Wholly-Owned Subsidiaries); PROVIDED that (i) the principal amount of such Indebtedness does not exceed 100% of such cost (including the amount of reasonable expenses incurred and reasonable fees and interest required to be paid), (ii) any Lien securing such Indebtedness does not extend to or cover any other asset or property other than the asset or property being so acquired and (iii) such Indebtedness is incurred, and any Liens with respect thereto are granted, within 90 days of the acquisition of such property or asset.

            "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Capital Stock.

            "QUALIFIED INSTITUTIONAL BUYER" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

            "RECORD DATE" means any of the Record Dates specified in the Notes, whether or not a Legal Holiday.

            "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated of even date herewith, between the Company and the Initial Purchaser, as the same may be amended or modified from time to time in accordance with the terms thereof.

            "REGULATION S" means Regulation S under the Securities Act, as such regulation may be amended from time to time.

            "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

            "RESTRICTED SECURITY" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; PROVIDED that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

            "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

            "RULE 144A" means Rule 144A under the Securities Act.

            "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Restricted Subsidiary of any property whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

            "SEC" means the Securities and Exchange Commission.

            "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

            "SECURITY ACCOUNT" means one or more accounts established with the Trustee pursuant to the terms of the Security and Disbursement Agreement for the deposit of the Disbursement Funds and the Pledged Securities.

            "SECURITY AGENT" shall mean the Trustee, as security agent under the Security Agreement.

            "SECURITY AND DISBURSEMENT AGREEMENT" means an agreement, dated as of the Issue Date, between the Trustee, in its capacity as Trustee and as securities intermediary, and the Company relating to the Security Account.

            "SENIOR CREDIT FACILITY" means (i) the credit facility evidenced by the Loan and Security Agreement, dated as of the Issue Date, among the Company, BankBoston Retail Finance Inc., and the lenders party thereto, and (ii) any additional or replacement credit facility entered into by the Company subsequent to the Issue Date which is permitted to be incurred under clause (a) of the definition of "Permitted Indebtedness" pursuant to which the Company and its Subsidiaries may incur Indebtedness thereunder at any time outstanding in an aggregate principal amount not to exceed $130 million, together with all other agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith, in each case, as such agreements, instruments or documents may be amended, supplemented, extended, renewed, replaced or otherwise modified from time to time.

            "SERIES A WARRANTS" means Series A warrants to purchase shares of Common Stock (a) comprising the Units and issued by the Company contemporaneously with the Initial Notes and (b) issued to the Initial Purchaser, in each case, pursuant to the terms and conditions of the Warrant Agreement.

            "SERIES B WARRANTS" means Series B warrants to purchase shares of Common Stock issued by the Company to holders of preferred stock interests in the Company prior to the Chapter 11 Filing.

            "SERIES C WARRANTS" means Series C warrants to purchase shares of Common Stock issued to Sam Forman, the President and Chief Executive Officer of the Company on the Issue Date, under the Plan of Reorganization.

            "SUBSIDIARY" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

            "SUBSIDIARY GUARANTEES" means, individually, the guarantee and, collectively, the guarantees given by the Subsidiary Guarantors pursuant to supplemental indentures executed by the Subsidiary Guarantors after the Issue Date pursuant to which such Subsidiary Guarantors agree to be bound by the terms of this Indenture.

            "SUBSIDIARY GUARANTOR" means CSS Trade Names, Inc. (after its Chapter 11 case is dismissed by the United States Bankruptcy Court for the District of Delaware) and all Restricted Subsidiaries of the Company formed after the Issue Date.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date of such qualification, except as otherwise provided in
Section 9.3.

            "TRUST OFFICER" means any officer of the Trustee assigned by the Trustee to administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

            "TRUSTEE" means the party named as such in the Preamble to this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

            "UNITS" means units consisting of Initial Notes and Series A Warrants sold to the Initial Purchaser on the Issue Date pursuant to a private offering conducted by the Company and as described in the Offering Circular.

            "UNRESTRICTED SUBSIDIARY" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED that (v) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness in compliance with Section 4.12 hereof, (w) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing, (x) the Company certifies to the Trustee that such designation complies with Section 4.10 hereof, and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness in compliance with Section 4.12 hereof, and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

            "U.S. GOVERNMENT OBLIGATIONS" means non-callable direct obligations of, and non-callable obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United

States of America is pledged.

            "U.S. LEGAL TENDER" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

            "VOTING STOCK" means, with respect to any Person, (i) one or more classes of the Capital Stock of such Person having general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) and (ii) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (i) above.

            "WARRANT AGREEMENT" means the Warrant Agreement, dated as of even date herewith, between the Company and the Trustee, as Warrant Agent, pursuant to which the Series A Warrants are issued, as amended and supplemented from time to time in accordance with its terms.

            "WEIGHTED AVERAGE LIFE" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

            "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means, with respect to any Person, a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by such Person or another Wholly-Owned Restricted Subsidiary of such Person.

            SECTION 1.2       OTHER DEFINITIONS.

            TERM                                      DEFINED IN SECTION

            "Acceleration Notice".......................... 6.2(a)
            "Affiliate Transaction"........................4.11
            "Agent Members"................................2.14
            "Authenticating Agent"..........................2.2
            "Change of Control Offer"......................4.14

            "Change of Control Payment"....................4.14
            "Change of Control Payment Date"...............4.14
            "Clearing Agency"..............................2.14
            "Covenant Defeasance"...........................8.1
            "Default Interest Payment Date"................2.16
            "Event of Default"..............................6.1
            "Excess Proceeds"..............................4.15
            "Global Note"...................................2.1
            "Legal Defeasance"..............................8.1
            "Legal Holiday"................................11.7
            "Net Proceeds Offer"...........................4.15
            "Net Proceeds Offer Amount"....................4.15
            "Net Proceeds Offer Payment Date"..............4.15
            "Net Proceeds Offer Trigger Date"..............4.15
            "New York Presenting Agent".....................2.3
            "Paying Agent"..................................2.3
            "Physical Notes"................................2.1
            "Proceeds Purchase Date".......................4.15
            "Registrar".....................................2.3
            "Replacement Assets"...........................4.15
            "Restricted Payments"..........................4.10
            "Separability Date"............................2.15

            SECTION 1.3       INCORPORATION BY REFERENCE OF TIA.

            Whenever this Indenture or any Exhibit hereto refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Notes.

            "indenture security holder" means a Holder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company, the Subsidiary Guarantors or any other obligor on the Notes.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

            SECTION 1.4       RULES OF CONSTRUCTION.

            Unless otherwise expressly provided herein or unless the context otherwise requires:

            (1)   a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) words in the singular include the plural, and words in the plural include the singular;

            (4) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

            (5) any reference to a statute, law or regulation means that statute, law or regulation as amended and in effect from time to time and includes any successor statute, law or regulation; PROVIDED, HOWEVER, that any reference to the Bankruptcy Law shall mean the Bankruptcy Law as applicable to the relevant case;

            (6)   provisions apply to successive events and transactions; and

            (7) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.

                                   ARTICLE TWO

                                    THE NOTES


             SECTION 2.1       FORM AND DATING.

            The Initial Notes, the Exchange Notes and the Trustee's respective certificates of authentication relating thereto shall be substantially in the forms of Exhibits A and B attached hereto. The Private Exchange Notes, if required, and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit B attached hereto, but shall bear the Private Placement Legend. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company and the Trustee shall approve the forms of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

            The terms and provisions contained in the Notes annexed hereto as Exhibits A and B shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            Initial Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global notes in registered form, substantially in the form set forth in Exhibit A attached hereto (each such Note, a "Global Note"), deposited with the Trustee, as custodian for the Depository, and shall bear the legend set forth in Exhibit C attached hereto, and be duly executed by the Company and authenticated by the Trustee as hereinafter provided. Exchange Notes shall be issued initially in the form of one or more permanent Global Notes, substantially in the form set forth in Exhibit B attached hereto, deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C attached hereto. The aggregate principal amount of a Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

            Notes issued in exchange for an interest in a Global Note pursuant to Section 2.14 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A attached hereto (each such Note, a "Physical Note"). Initial Notes offered and sold to Institutional Accredited Investors and Private Exchange Notes shall be issued in the form of Physical Notes in substantially the form set forth in Exhibits A and B, respectively, attached hereto and shall bear the Private Placement Legend.

            SECTION 2.2       EXECUTION AND AUTHENTICATION; AGGREGATE.
                              PRINCIPAL AMOUNT.

            Two Officers, or an Officer and an assistant secretary of the Company, shall sign, or one Officer shall sign and one Officer or an assistant secretary of the Company (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature. The corporate seal of the Company shall be affixed to each Note or reproduced thereon.

            If an Officer or assistant secretary of the Company, whose signature is on a Note was an Officer or assistant secretary of the Company at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

            A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $85,000,000, (ii) Private Exchange Notes from time to time, and (iii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, in each case upon written orders of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Private Exchange Notes or Exchange Notes, and shall further specify the amount of such Notes to be issued as the Global Notes or Physical Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $85,000,000, except as provided in Section 2.7. In addition, with respect to authentication pursuant to clauses (ii) and (iii) of the first sentence of this paragraph, the written orders from the Company shall be accompanied by an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee and the Initial Purchaser stating, among other things, that the issuance of the Exchange Notes or Private Exchange Notes, as the case may be, does not give rise to an Event of Default, complies with this Indenture and has been duly authorized by the Company.

            The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

            The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

            SECTION 2.3       REGISTRAR AND PAYING AGENT.

            The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York), which shall initially be First Trust National Association, 100 Wall Street, New York, New York 10005 (the "New York Presenting Agent"), having a principal office at 180 East Fifth Street, St. Paul, Minnesota 55101 (the "Corporate Trust Office"), where (a) Notes may be presented or surrendered for registration of transfer or for exchange, (b) Notes may be presented or surrendered for payment and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served in addition to the Corporate Trust Office. In addition, the Company shall maintain an office or agency to maintain the Note register, for purposes of registration of record ownership of the Notes ("Registrar") and one or more paying agents ("Paying Agent") for payment of the Notes. The Company hereby initially appoints the Trustee as Registrar and Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. Neither the Company nor any Affiliate of the Company may act as Paying Agent.

            The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such (PROVIDED, HOWEVER, that such requirement shall not be construed to obligate the Trustee to maintain an office in New York).

            The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. The Paying Agent or Registrar may resign upon 30 days notice to the Company.

            SECTION 2.4       PAYING AGENT TO HOLD ASSETS IN TRUST.

            The Company shall require each Paying Agent other than the Trustee to agree in writing to hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Notes (whether such assets have been distributed to it by the Company, a Subsidiary Guarantor or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed, and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company, a Subsidiary Guarantor or any other obligor on the Notes, to the Paying Agent, the Paying Agent shall have no further liability for such assets.

            SECTION 2.5       HOLDER LISTS.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee at least seven Business Days before each Record Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount thereof, which list may be conclusively relied upon by the Trustee.

            SECTION 2.6       TRANSFER AND EXCHANGE.

            Subject to the provisions of Sections 2.14 and 2.15, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met, including an Opinion of Counsel with respect to whether (i) such Note constitutes a Restricted Security and (ii) the requirements for transfer of such Note have been satisfied, including the requirements provided for in Section 2.15; PROVIDED, HOWEVER, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.7, 4.14, 4.15 or 9.5, in which event the Company shall be responsible for the payment of such taxes).

            The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Note during the 15-day period immediately preceding the redemption date in connection with any redemption of Notes under Section 3.3.

            Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Depository, and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

            SECTION 2.7       REPLACEMENT NOTES.

            If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note, including any tax or governmental charge that may be imposed in relation thereto and reasonable fees and expenses of its counsel and of the Trustee and its counsel. Every replacement Note shall constitute an additional obligation of the Company and shall be entitled to all the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

            In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

            SECTION 2.8       OUTSTANDING NOTES.

            Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.9, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

            If a Note is replaced pursuant to Section 2.7 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.7.

            If on a redemption date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes (to the extent of the principal amount redeemed, in the case of a partial redemption) cease to be outstanding and interest on them ceases to accrue.

            SECTION 2.9       TREASURY NOTES.

            In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing (which notice shall constitute actual notice for purposes of the foregoing sentence), when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired and such other information as the Trustee may reasonably request and the Trustee shall be entitled to rely thereon.

            SECTION 2.10      TEMPORARY NOTES.

            Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and so indicates in the Officers' Certificate. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.2 definitive Notes of authorized denominations and in like principal amount as the temporary Notes for which they are being exchanged in exchange for the temporary Notes, upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.2, without charge to the Holder. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

            SECTION 2.11      CANCELLATION.

            The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose, in its customary manner, of all Notes surrendered for transfer, exchange, payment or cancellation, and deliver a certificate of destruction to the Company. Subject to Section 2.7, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

            SECTION 2.12      CUSIP NUMBER.

            The Company in issuing the Notes of each series may use "CUSIP", "CINS" or "ISIN" numbers (if then generally in use), and the Trustee shall use CUSIP, CINS or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; PROVIDED that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in CUSIP, CINS or ISIN numbers for the Notes.

            SECTION 2.13      DEPOSIT OF MONIES.

            Prior to 11:00 a.m. New York City time on each Interest Payment Date, Maturity Date, redemption date, Change of Control Payment Date and Net Proceeds Offer Payment Date, the Company shall have deposited with the Paying Agent in immediately available funds U.S. Legal Tender sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, redemption date, Change of Control Payment Date and Net Proceeds Offer Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, redemption date, Change of Control Payment Date and Net Proceeds Offer Payment Date, as the case may be. At the option and direction of the Company, payment of interest on Physical Notes may be made by the Paying Agent by check mailed to the Holders on or before the relevant Interest Payment Date. Payments to Holders to be made by wire transfer of immediately available funds shall require prior receipt by the Paying Agent of appropriate wire transfer instructions.

            SECTION 2.14      BOOK-ENTRY PROVISIONS FOR GLOBAL NOTE.

            (a) The Global Note initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C attached hereto.

            Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee, any agent of the Company, or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

            (b) Transfers of the Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.15. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Note (in each case directed by the Depository) if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Note or the Depository ceases to be a "Clearing Agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Notes.

            (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

            (d) In connection with the transfer of the entire Global Note to beneficial owners pursuant to paragraph (b), the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

            (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.15, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Exhibit A attached hereto.

            (f) The Holder of the Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

            (g) Neither the Trustee nor the Paying Agent shall have any responsibility or liability for the accuracy of the records of the Depository or its Agent Members, or for any actions or omissions of the Depository or its Agent Members.

            SECTION 2.15      SPECIAL TRANSFER PROVISIONS.

            (a) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS AND NON-U.S. PERSONS. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

                  (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after November 1, 1999; PROVIDED, HOWEVER, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note or portion thereof, at any time on or prior to November 1, 1999 (as certified to the Trustee by an Officers' Certificate of the Company), or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D attached hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E attached hereto; and

                  (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of
      (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's customary procedures,

whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of the outstanding Physical Notes) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount to that amount of the beneficial interest in the Global Note to be transferred.

            (b) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S.
Persons):

                  (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                  (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's customary procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

            (c) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section
2.15 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

            (d) GENERAL. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar of the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; PROVIDED that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

            (e) TRANSFERS OF NOTES HELD BY AFFILIATES. Any certificate (i) evidencing a Note that has been transferred to an Affiliate of the Company within two years after the Issue Date, as evidenced by a notation on the assignment form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Note that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until two years after the last date on which the Company or any Affiliate of the Company was as owner of such Note, in each case, bear a Private Placement Legend in substantially the form set forth in this Section 2.15 hereof, unless otherwise agreed by the Company (with written notice thereof to the Trustee).

            (f) NO SEPARATE TRANSFERS PRIOR TO SEPARABILITY DATE. Notwithstanding any other provision of this Article Two, no Note may be transferred separately from the Series A Warrants until such date as the Initial Purchaser may, in its sole discretion, determine, as such date is specified to the Company and the Trustee in writing (the "Separability Date"). The Company shall promptly notify the Registrar of the occurrence of the Separability Date.

            The Registrar shall retain copies of all letters, notices and other written communications received by it pursuant to Section 2.14 or this Section
2.15 for so long as this Indenture remains in effect. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

            SECTION 2.16      DEFAULTED INTEREST.

            The Company shall pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Notes. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.

            If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which special record date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day.

The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a "Default Interest Payment Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section; PROVIDED, HOWEVER, that in no event shall the Company deposit monies proposed to be paid in respect of defaulted interest later than 11:00 a.m. New York City time on the proposed Default Interest Payment Date. The Company shall, with the Trustee's consent, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company shall mail (or cause to be mailed) to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 10-day period set forth in Section 6.1(a) shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid. Notwithstanding the foregoing, the Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

                                  ARTICLE THREE

                                   REDEMPTION


            SECTION 3.1       NOTICES TO TRUSTEE.

            If the Company elects to redeem Notes pursuant to [Paragraph 5] of the Notes, it shall deliver to the Trustee and the Paying Agent, at least 30 days but not more than 60 days before a redemption date, a notice complying with the provisions of Section 3.4 setting forth (i) the redemption date, (ii) the principal amount of the Notes to be redeemed and that, after the redemption date, upon cancellation of the original Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued, (iii) the redemption price, and (iv) the paragraph of the Notes and/or the section of this Indenture pursuant to which the Notes called for redemption are being redeemed.

            The Company shall give each notice provided for in this Section 3.1, at its expense, at least 30 days before the applicable redemption date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes.

            SECTION 3.2       SELECTION OF NOTES TO BE REDEEMED.

            If fewer than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems to be fair and appropriate. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 or less may not be redeemed in part. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

            SECTION 3.3       OPTIONAL REDEMPTION.

            The Notes are not subject to any mandatory redemption provisions or sinking fund payments. Except as described below, the Notes are not redeemable at the Company's option prior to November 1, 2001. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve month period beginning on November 1 of the years indicated below:

                        YEAR                    PERCENTAGE

                        2001                    106.3750%
                        2002                    103.1875%
                        2003 and thereafter     100%

            Notwithstanding the foregoing, prior to November 1, 2001, the Company may redeem, at its option, up to one-third of the aggregate principal amount of the Notes at a redemption price equal to 112.750% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon, with all or a portion of the net proceeds of an offering of Capital Stock (other than Disqualified Stock) of the Company; PROVIDED, that (i) at least 662/3% of aggregate principal amount of the Notes are outstanding immediately following such redemption and (ii) such redemption shall occur within 60 days of the date of the closing of such offering of Capital Stock of the Company. The restrictions on optional redemptions set forth in the Indenture do not limit the Company's right to make open market or privately negotiated purchases of the Notes from time to time.

            SECTION 3.4       NOTICE OF REDEMPTION.

            At least 15 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder at each Holder's registered address whose Notes are to be redeemed, with a copy to the Trustee and any Paying Agent. At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. The Company shall provide such notices of redemption to the Trustee at least fifteen days before the intended mailing date.

            Each notice for redemption shall state:

            (1)   the principal amount of Notes to be redeemed;

            (2)   the redemption date;

            (3) the redemption price and the amount of accrued interest, if any, to be paid;

            (4)   the name and address of the Paying Agent;

            (5) the subparagraph of the Notes pursuant to which such redemption is being made;

            (6) that any Physical Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest, if any;

            (7) that, unless the Company defaults in making the redemption payment, interest on Notes (or applicable portions thereof) called for redemption ceases to accrue on and after the redemption date, and the only remaining right of the Holders of such Notes is to receive payment of the redemption price plus accrued interest, if any, as of the redemption date upon surrender to the Paying Agent of the Notes redeemed;

            (8) that if any Physical Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, and upon surrender, and subsequent cancellation of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder; and

            (9) that, if fewer than all the Notes are to be redeemed, the identification of the particular Physical Notes (or portion thereof) to be redeemed, as well as the principal amount of Notes to be redeemed and the principal amount of Notes to be outstanding after such partial redemption.

            The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes.

            SECTION 3.5       EFFECT OF NOTICE OF REDEMPTION.

            Once notice of redemption is mailed in accordance with Section 3.4, Notes called for redemption become due and payable on the applicable redemption date and at the applicable redemption price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the redemption price (which shall include accrued and unpaid interest thereon to the redemption date), but installments of interest, the maturity of which is on or prior to the redemption date, shall be payable to Holders of record at the close of business on the applicable Record Dates referred to in the Notes.

            SECTION 3.6       DEPOSIT OF REDEMPTION PRICE.

            On or before the redemption date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the redemption price plus accrued interest to but excluding the redemption date, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

      If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such redemption price plus accrued interest, if any, to but excluding the redemption date, interest on the Notes to be redeemed will cease to accrue, on and after the applicable redemption date, whether or not such Notes are presented for payment.

            SECTION 3.7       NOTES REDEEMED IN PART.

            Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

                                  ARTICLE FOUR

                                    COVENANTS


            SECTION 4.1       PAYMENT OF NOTES.

            The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

            Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes from principal or interest payments hereunder.

            SECTION 4.2       MAINTENANCE OF OFFICE OR AGENCY.

            The Company shall maintain the office or agency required under
Section 2.3. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.2.

            The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

            SECTION 4.3       CORPORATE EXISTENCE.

            Except as otherwise permitted by Article Five, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary.

            SECTION 4.4       PAYMENT OF TAXES AND OTHER CLAIMS.

            The Company shall pay or discharge or cause to be paid or discharged, on or prior to the date the same shall become delinquent, all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Restricted Subsidiaries or its properties or any of its Restricted Subsidiaries' properties (other than Priority Tax Claims, which shall be paid or discharged as required under the Plan of Reorganization); PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being or shall be contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

            SECTION 4.5       MAINTENANCE OF PROPERTIES AND INSURANCE.

            (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain its properties used or held in the conduct of its business or the business of any of its Restricted Subsidiaries in good working order and condition in all material respects (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto necessary or desirable to actively conduct and carry on its business except to the extent failure to maintain such properties and to take such actions could not reasonably be expected to have a material adverse effect on the business of the Company.

            (b) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Company, are adequate and appropriate for the conduct of the business of the Company and its Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as are adequate for the conduct of its business and the value of its material properties and shall be customary, in the good faith judgment of the Company, for companies similarly situated within the industry of the Company.

            SECTION 4.6       COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

            (a) The Company shall deliver to the Trustee, within 120 days after the end of the Company's fiscal year, commencing with the fifty-two weeks ending February 1, 1998, an Officers' Certificate stating that a review of its activities during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that, to the best of such Officer's knowledge, after due inquiry, the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant under this Indenture, and that no Default or Event of Default occurred during such year, and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

            (b) The annual financial statements delivered pursuant to Section
4.8 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four, Five or Six of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable hereunder directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

            (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, within five Business Days of its becoming aware of such occurrence, the Company shall deliver to the Trustee, at its address set forth in Section 12.2 hereof, by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action and what action the Company is taking or proposes to take with respect thereto.

            SECTION 4.7       COMPLIANCE WITH LAWS.

            The Company shall, and shall cause each of its Restricted Subsidiaries to, comply with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of its businesses and the ownership of its properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole.

            SECTION 4.8       REPORTS.

            So long as any Notes are outstanding, the Company will furnish to the Holders of Notes all quarterly and annual financial information and other reports filed with the SEC pursuant to the Exchange Act and, whether or not the Company is required to file any financial information with the SEC, will furnish to the Holders of the Notes and to prospective purchasers of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act for so long as is required for an offer or sale of the Notes under Rule 144A. From and after the date of effectiveness of any registration statement filed with the SEC with respect to the Notes, the Company will furnish to the holders of Notes such quarterly, annual or other reports or information that is required to be filed with the SEC. The Company will provide a copy of the Registration Rights Agreement and the Warrant Agreement to holders of Notes or to prospective purchasers upon request.

            SECTION 4.9       WAIVER OF STAY, EXTENSION OR USURY LAWS.

            Each of the Company and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it will not, nor permit its Subsidiaries to, at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or the Subsidiary Guarantors from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and the Subsidiary Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

            SECTION 4.10      LIMITATION ON RESTRICTED PAYMENTS.

      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly-Owned Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly-Owned Restricted Subsidiary of the Company); (iii) voluntarily purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness (other than Indebtedness under the Senior Credit Facility or Indebtedness evidenced by the Notes or the New Notes) that is PARI PASSU with or subordinated to the Notes; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments") unless, at the time of such Restricted Payment:

            (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

            (b) immediately after giving effect to such transaction, on a pro forma basis as if such transaction had occurred at the beginning of the applicable four-quarter period, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.12 hereof; and

            (c) the amount of such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date, is less than the sum of
      (x) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first quarter commencing immediately after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit), plus (y) 100% of the net cash proceeds received by the Company from the issuance or sale of Equity Interests of the Company (other than Equity Interests sold to a Restricted Subsidiary or Affiliate of the Company and other than Disqualified Stock) after the Issue Date and on or prior to the time of such Restricted Payment, plus (z) 100% of the Net Cash Proceeds received by the Company from the issuance or sale, other than to a Restricted Subsidiary or Affiliate of the Company, of any debt security of the Company that has been converted into Equity Interests of the Company (other than Disqualified Stock) pursuant to the terms thereof after the Issue Date and on or prior to the time of such Restricted Payment. For purposes of this clause (c) the amount of any Restricted Payment paid in property other than cash shall be the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company (and evidenced by a resolution set forth in an Officers' Certificate delivered to the Trustee); and

            (d) at least two fiscal quarters shall have elapsed since the Issue Date.

            The foregoing provisions will not prohibit, so long as no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of any of the following: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Indebtedness or Equity Interests of the Company in exchange for, or solely out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary or other Affiliate of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); (iii) the redemption, repurchase or payoff of Purchase Money Obligations required to be repaid with the proceeds of the sale of the asset financed by such indebtedness; (iv) the redemption, repurchase, defeasance or payoff of any Indebtedness with proceeds of any Refinancing Indebtedness permitted to be incurred under Section 4.12 hereof; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any officer or employee of the Company or its Subsidiaries; PROVIDED, HOWEVER, that the aggregate amount of all such repurchases, redemptions and other acquisitions and retirements under this clause

(v) on or after the date of this Indenture shall not exceed $2.5 million, except for any such repurchases, redemptions and other acquisitions and retirements funded with insurance proceeds or proceeds received in connection with the issuance of Equity Interests of the Company and its Restricted Subsidiaries, which shall not be subject to such limitation; (vi) the purchase, redemption, defeasance or other acquisition or retirement of Series A Warrants, Series B Warrants or Series C Warrants, in each case to the extent required by the terms of the agreement or agreements relating thereto or governing the terms thereof as in effect on the Issue Date; (vii) distributions required under the Plan of Reorganization; or (viii) payments or distributions to dissenting stockholders required by applicable law pursuant to and in connection with transactions permitted under the terms of this Indenture.

            Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the "Restricted Payments" covenant were computed, which calculations may be based upon the Company's latest available financial statements.

            SECTION 4.11      LIMITATION ON TRANSACTIONS WITH AFFILIATES.

            (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any services or the entering into any contract, agreement, understanding, loan or guarantee) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions and each series of related Affiliate Transactions that are similar or part of a common plan, having an aggregate value of less than $2 million; PROVIDED that such transactions are on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $2,000,000 shall be approved by a majority of the disinterested members of the Board of Directors of the Company, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any such Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions which are similar or part of a common plan) that involves an aggregate fair market value of more than $5,000,000, the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company from a financial point of view from an Independent Financial Advisor and deliver such opinion to the Trustee.

            (b) The restrictions set forth in clause (a) above shall not apply to: (i) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary as determined in good faith by the Company's Board of Directors or senior management; (ii) transactions exclusively between or among the Company and any of its Wholly-Owned Restricted Subsidiaries or exclusively between or among such Wholly-Owned Restricted Subsidiaries, PROVIDED such transactions are not otherwise prohibited by this Indenture; and (iii) Restricted Payments not prohibited by this Indenture.

             SECTION 4.12 LIMITATION ON INCURRENCE OF ADDITIONAL ISSUANCE OF PREFERRED STOCK

            The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (other than Permitted Indebtedness), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; PROVIDED, HOWEVER, that the Company may incur Indebtedness which is not Permitted Indebtedness or issue shares of Disqualified Stock, if (i) no Default or Event of Default shall have occurred and be continuing or would occur after giving effect on a pro forma basis to such incurrence or issuance and (ii) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least equal to 2.5:1, determined on a pro forma basis as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

             SECTION 4.13      LIMITATION ON DIVIDENDS AND OTHER PAYMENT
                               SUBSIDIARIES

            The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrances or restrictions on the ability of any such Restricted Subsidiary to (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on such Restricted Subsidiary's Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries; (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) applicable law, (b) this Indenture, Notes or the Senior Credit Facility, (c) customary non-assignment provisions of any contract or any lease entered into in the ordinary course of business, (d) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date, or
(e) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in the immediately preceding clauses (b) or (d) above; PROVIDED, HOWEVER, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses
(b) or (d).

            SECTION 4.14      REPURCHASE UPON CHANGE OF CONTROL.

            (a) Upon the occurrence of a Change of Control, the Company will be required to notify the Trustee in writing thereof and to offer to repurchase all or any part (equal to $1,000 of principal or an integral multiple thereof) of each Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest thereon, if any, through the date of purchase (the "Change of Control Payment").

            (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, on and after the Change of Control Payment Date, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes; PROVIDED, that each Note purchased and each new Note issued shall be in a principal amount equal to $1,000 or an integral multiple thereof. On the Business Day immediately preceding the Change of Control Payment Date, the Trustee shall notify the Company in writing of the Holders who have so elected to have their Notes purchased pursuant to the Change of Control Offer (and who have not withdrawn such election pursuant to clause (5) above).

            On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender in an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the amount of the Notes or portions thereof being tendered to the

Company. The Paying Agent shall promptly mail to the Holders of the Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Trustee shall promptly authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED, HOWEVER, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. Any Notes not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this
Section 4.14, the Trustee shall act as the Paying Agent.

            Any amounts deposited with the Paying Agent and remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Paying Agent to the Company.

            The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, in each case, to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent provisions of any securities laws or regulations conflict with this
Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.14 by virtue thereof.

            The Company will announce publicly the results of the Change of Control Offer on as soon as practicable after the Change of Control Date.

            Neither the Board of Directors of the Company nor the Trustee may waive the provisions of this Section 4.14 relating to the Company's obligation to make a Change of Control Offer under this Section 4.14.

            SECTION 4.15      LIMITATION ON ASSET SALES.

            (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale in an amount at least equal to the amount of the fair market value of the assets sold or otherwise disposed of (A) as determined in good faith by the Company's Board of Directors (as set forth in a resolution of such Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) with respect to any Asset Sale pursuant to which at least 85% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition or (B) with respect to any other Asset Sale, as determined by an Independent Financial Advisor (as evidenced by a favorable opinion delivered by such Independent Financial Advisor to the Trustee as to (x) the adequacy of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale and (y) the fairness, from a financial point of view, of such Asset Sale); and
(ii) upon the consummation of an Asset Sale, the Company shall (I) apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 180 days of such Asset Sale either (A) to repay any Indebtedness secured by the assets involved in such Asset Sale or outstanding Indebtedness under the Senior Credit Facility, in each case, together with a concomitant permanent reduction in the amount of such Indebtedness (including a permanent reduction in the committed amounts therefor in the case of any revolving credit facility so repaid), (B) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Restricted Subsidiaries ("Replacement Assets"), or (C) to effect a combination of repayment and investment permitted by the foregoing clauses (ii)(I)(A) and (B) or (II) (A) enter into a definitive written agreement, within 150 days of such Asset Sale, committing it, subject to conditions customary in such agreements, to apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 270 days of such Asset Sale to an investment in Replacement Assets or (B) effect a combination of repayment and investment permitted by the foregoing clauses (ii)(I)(A) and (B) and (ii)(II)(A). On (i) the 181st day after an Asset Sale, (ii) if a definitive written agreement relating to an investment in Replacement Assets was entered into within 150 days of such Asset Sale, on the 271st day after such Asset Sale or such earlier date on which such definitive agreement is for any reason terminated or (iii) such earlier date as the Board of Directors of the Company or of such Restricted Subsidiary determines to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (ii)(I) and (ii)(II) of the immediately preceding sentence, in each case as applicable (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which has not been applied on or before such Net Proceeds Offer Trigger Date ("Excess Proceeds") as permitted in clauses (ii)(I) or (ii)(II) of the immediately preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer"), on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all holders of Notes on a pro rata basis, according to principal amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; PROVIDED, HOWEVER, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder, and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10 million, shall be applied as required pursuant to this paragraph).

            In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.1, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

            (b) Subject to the deferral of the Net Proceeds Offer Trigger Date contained in subsection (a) above, each notice of a Net Proceeds Offer pursuant to this Section 4.15 shall be mailed or caused to be mailed, by first class mail, by the Company within 25 days after the Net Proceeds Offer Trigger Date to all Holders at their last registered addresses as of a date within 15 days of the mailing of such notice, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

            (1) that the Net Proceeds Offer is being made pursuant to this
      Section 4.15 and that all Notes tendered and not withdrawn, in whole or in part, in integral multiples of $1,000 will be accepted for payment; PROVIDED, HOWEVER, that if the aggregate principal amount of Notes tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 principal amount or multiples thereof shall be purchased);

            (2) the purchase price (including the amount of any accrued interest) and the purchase date (which shall be 20 Business Days from the date of mailing of notice of such Net Proceeds Offer, or such longer period as required by law) (the "Proceeds Purchase Date");

            (3) that any Note not tendered will continue to accrue interest on and after the Proceeds Purchase Date;

            (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds offer shall cease to accrue interest on and after the Proceeds Purchase Date;

            (5) that Holders electing to have a Physical Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Proceeds Purchase Date;

            (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Proceeds Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

            (7) that Holders whose Physical Notes are purchased only in part will be issued new Physical Notes in a principal amount equal to the unpurchased portion of the Physical Notes surrendered; PROVIDED that each Physical Note purchased and each new Physical Note issued shall be in principal amount of $1,000 or integral multiples thereof.

            On the second Business Day immediately preceding the Proceeds Purchase Date, the Trustee shall notify the Company in writing of the Holders who have so elected to have their Physical Note purchased pursuant to such Net Proceeds Offer (and who have not withdrawn such election, as provided above). On or before the Proceeds Purchase Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (b)(1) above, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders so accepted payment in an amount equal to the purchase price for such Notes plus accrued interest, if any, to the Proceeds Purchase Date. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

            Any amounts deposited with the Paying Agent and remaining after the purchase of Notes pursuant to a Net Proceeds Offer shall be returned by the Paying Agent to the Company.

            The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, in each case, to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this
Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.15 by virtue thereof.

             SECTION 4.16 LIMITATION ON ISSUANCES AND SALES OF CAPITAL SUBSIDIARIES

            The Company will not cause or permit any of its Restricted Subsidiaries to issue or sell any Capital Stock (other than to the Company or to a Wholly-Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly-Owned Restricted Subsidiary of the Company) to own or hold any Capital Stock of any Restricted Subsidiary of the Company or any Lien or security interest therein (other than Permitted Liens); PROVIDED, HOWEVER, such covenant shall not prohibit the disposition (by sale, merger or otherwise) of all of the Capital Stock of a Restricted Subsidiary of the

Company; PROVIDED any Net Cash Proceeds therefrom are applied in accordance with
Section 4.15 of this Indenture.

            SECTION 4.17      IMPAIRMENT OF SECURITY INTEREST.

            Neither the Company nor any of its Subsidiaries will take or omit to take any action which would adversely affect or impair the Security Interests in favor of the Trustee, on behalf of itself and the Holders, with respect to the Disbursement Funds, and neither the Company nor its Subsidiaries shall grant to any Person, or permit any Person (other than the Company) to have (other than to the Trustee on behalf of the Trustee and the Holders or the securities intermediary under the Security and Disbursement Agreement) any interest whatsoever in the Disbursement Funds.

            SECTION 4.18      LIMITATION ON LIENS.

            Other than Permitted Liens, the Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits therefrom.

            SECTION 4.19      CONDUCT OF BUSINESS.

            Neither the Company nor any of its Restricted Subsidiaries will engage in any business other than (a) the business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Issue Date or
(b) any business reasonably related and complimentary to any business described in clause (a) above.

            SECTION 4.20      PAYMENTS FOR CONSENT.

            Neither the Company nor any of the Company's Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for, or as inducement to, any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of Notes then outstanding that consent, waive or agree to amend any of such terms or provisions in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

            SECTION 4.21      REGISTRATION RIGHTS AGREEMENT.

            The Company will comply with all of the terms and provisions of the Registration Rights Agreement, including, without limitation, its obligation to pay Additional Interest to the Holders, as set forth in Section 4 therein (which provision is hereby incorporated in its entirety by reference herein) and to notify the Trustee immediately of the occurrence of any Registration Default (as defined in the Registration Rights Agreement) thereunder.

            SECTION 4.22      WARRANT AGREEMENT.

            The Company will comply with all of the terms and provisions of the Warrant Agreement and on or prior to the Separability Date shall notify the Trustee immediately of the occurrence of any default or event of default thereunder.

            SECTION 4.23      INTERCOMPANY INDEBTEDNESS.

            The Company agrees that any Indebtedness of a Subsidiary of the Company to the Company or any Subsidiary of the Company, if such Indebtedness of such Subsidiary exceeds $500,000 in aggregate principal amount shall be subordinate to the Obligations of the Company and the Subsidiary Guarantors, and the promissory note or other instrument evidencing such Indebtedness shall contain language giving effect to such subordination.

            SECTION 4.24      KEY MAN LIFE INSURANCE.

            The Company shall use commercially reasonable efforts to obtain, not later than 30 days after the Issue Date, and to maintain, for so long as the Notes are outstanding, key man life insurance upon the life of Sam Forman, the Company's Chief Executive Officer, and any successor chief executive officer of the Company, or other senior executive officer of the Company performing similar functions, with the death benefit thereunder payable to the Company in an amount not less than $10,000,000. For purposes of this covenant, the payment by the Company of annual premiums not in excess of $250,000 in connection with such key man life insurance shall be considered commerically reasonable. The Company shall at all times retain all the incidents of ownership of such insurance and shall not borrow upon or otherwise impair its right to receive the proceeds of such insurance, except that the Company may incur Permitted Liens on such insurance and proceeds.

            SECTION 4.25      USE OF PROCEEDS.

            The Company shall use the proceeds of the Notes substantially in the manner described in the Offering Circular. The Company will not use any part of such proceeds to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Neither the issuance of any Note nor the use of the proceeds thereof shall violate or be inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION


            SECTION 5.1       MERGER, CONSOLIDATION AND SALE OF ASSETS.

            (a) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to, another corporation, Person or entity unless: (i) the Company is the surviving entity, or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Company under the Notes and this Indenture and the Registration Rights Agreement, pursuant to a supplemental indenture and any other documents or instruments requested by the Trustee, in each case, in a form reasonably satisfactory to the Trustee under the Notes and this Indenture; (iii) immediately after such transaction (including giving effect to any Indebtedness and Acquired Debt incurred or expected to be incurred in connection with or in respect of such transaction and to any assumption required by clause (ii) above) no Default or Event of Default exists; (iv) the Company or any entity formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease conveyance or other disposition will have been made (A) will have Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving PRO FORMA effect thereto as if such transaction had occurred at the beginning of the applicable four quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.12 of this Indenture and will have a Fixed Charge Coverage Ratio, determined on a PRO FORMA basis, greater than or equal to the Fixed Charge Coverage Ratio of the Company immediately prior to the transaction; and (v) the Company or the entity or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (with respect to which opinion such counsel may rely solely as to matters of fact on an Officers' Certificate), each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and any supplemental indenture required in connection with such transaction comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

            (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

            (c) Each Restricted Subsidiary (other than any Restricted Subsidiary whose Subsidiary Guarantee is to be released in accordance with the terms of such Subsidiary Guarantee and this Indenture in connection with any transaction made in compliance with the provisions of Section 4.15) will not, and the Company will not cause or permit any Restricted Subsidiary to, consolidate with or merge with or into any Person (other than the Company or any Restricted Subsidiary of the Company), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets (other than to the Company or any Restricted Subsidiary of the Company), unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Restricted Subsidiary), or to which such disposition shall have been made, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia; (ii) such entity assumes by supplemental indenture all of the obligations of the Restricted Subsidiary on the Subsidiary Guarantee; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (iv) of paragraph (a) of this Section 5.1; and (v) the Subsidiary Guarantor or the entity or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (with respect to which opinion such counsel may rely solely as to matters of fact on an Officers' Certificate), each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and any supplemental indenture required in connection with such transaction comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transactions have been satisfied. Any merger or consolidation of a Restricted Subsidiary with and into the Company (with the Company being the surviving entity) or another Restricted Subsidiary need only comply with clause
(iv) of paragraph (a) of this Section 5.1.

            SECTION 5.1       SUCCESSOR CORPORATION SUBSTITUTED.

            Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing entity, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes and the Registration Rights Agreement, with the same effect as if such surviving entity had been named as such, and thereafter (except in the case of a lease) the predecessor corporation will be relieved of all further obligations and covenants hereunder and thereunder.

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES


            SECTION 6.1       EVENTS OF DEFAULT.

            An "Event of Default" occurs if:

            (a) for any Interest Payment Date, the Company fails to pay interest on any Notes when the same becomes due and payable and the Default continues for a period of 10 days;

            (b) the Company fails to pay the principal (or premium, if any) on any Notes, when such principal becomes due and payable, at maturity, by acceleration, upon redemption or otherwise (including any default in the performance or breach of the provisions in Section 4.14 or Section 5.1 of this Indenture, the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

            (c) the Company or any of its Subsidiaries defaults in the observance or performance of any other covenant, provision or agreement contained in this Indenture or the Notes, which default continues for a period of 30 days after the Company receives written notice specifying the nature of such default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default under Section 5.1 of this Indenture, which default will constitute an Event of Default with such notice requirement but without such passage of time requirement);

            (d) a default (after giving effect to any applicable grace periods or any extension of any maturity date) under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Restricted Subsidiary of the Company, whether such Indebtedness now exists or is created after the Issue Date, if (a) either (A) such default results from the failure to pay principal of or interest on such Indebtedness and the default continues for a period of 30 days or (B) as a result of such default the maturity of such Indebtedness has been accelerated, and (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which a payment default as described in clause (a)(A) (after the expiration of any applicable grace period or any extension of the maturity date) has occurred, or the maturity of which may be so accelerated, exceeds $2,000,000 in the aggregate, and the default continues for a period of 10 days after the Company has received written notice specifying the default from the Trustee or the Holders of at least 25% of the aggregate principal amount of the then outstanding Notes;

            (e) one or more judgments in an aggregate amount in excess of $2,000,000 (other than any judgment as to which a reputable insurance company has accepted full liability in writing) shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

            (f) the Company or any Restricted Subsidiary (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a Custodian of it or for substantially all of its property or assets, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (E) makes a general assignment for the benefit of its creditors, (F) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally or
      (G) takes any action to authorize or effect any of the foregoing;

            (g) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company, any Restricted Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall
      (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company, or any Restricted Subsidiary, (B) appoint a Custodian of the Company, or any Restricted Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect or a period of 60 consecutive days; or

            (h) any Subsidiary Guarantee for any reason ceases to be in full force and effect or becomes or is declared to be null and void, unenforceable or invalid or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee (other than by reason of release of a Subsidiary Guarantor in accordance with the terms of this Indenture).

            SECTION 6.2       ACCELERATION.

            (a) If an Event of Default (other than an Event of Default specified in Section 6.1(f) or (g) with respect to the Company or any of its Restricted Subsidiaries) occurs and is continuing and has not been waived pursuant to
Section 6.4, then the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of, premium, if any, and accrued interest on all the Notes to be due and payable immediately by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable.

            (b) If an Event of Default specified in Section 6.1(f) or (g) with respect to the Company or any of its Restricted Subsidiaries occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

            (c) At any time after a declaration of acceleration with respect to the Notes in accordance with Section 6.2(a), the Holders of a majority in principal amount of the Notes may on behalf of all of the Holders, by written notice to the Trustee, (i) waive any existing Default or Event of Default and its consequences, except a continuing Default or Event of Default under Section 6.1(a) or (b) hereof or a Default or Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected, and (ii) rescind and cancel such declaration of acceleration and its consequences if (A) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, and
(B) all existing Events of Default have been cured or waived (except any such Event of Default arising from the nonpayment of principal or interest on the Notes that has become due solely because of the acceleration).

            (d) In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company or any Subsidiary Guarantor with the intention and for the purpose of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.1 hereof and Paragraph 5 of the Notes, an equivalent premium shall also become and be immediately due and payable on Notes of such series to the extent permitted by law.

            SECTION 6.3       OTHER REMEDIES.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy arising upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

            SECTION 6.4       WAIVER OF PAST DEFAULTS.

            Subject to Sections 2.9, 6.8 and 9.2, the Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of principal of or interest on any Note as specified in clauses (a) and (b) of Section 6.1. When a Default or Event of Default is waived, it is cured and ceases.

            SECTION 6.5       CONTROL BY MAJORITY.

            Subject to Section 2.9, the Holders of a majority in principal amount of the outstanding Notes may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, including, without limitation, any remedies provided for in Section 6.3. Subject to Section 7.1, however, the Trustee may refuse to follow any direction (i) that the Trustee reasonably believes conflicts with any law or this Indenture or the Notes, (ii) that the Trustee determines may be unduly prejudicial to the rights of another Holder or (iii) that may involve the Trustee in personal liability; PROVIDED, further, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction or this Indenture.

            SECTION 6.6       LIMITATION ON SUITS.

            No Holder will have any right to institute any proceeding, judicial or otherwise, or pursue any remedy under this Indenture or the Notes unless:

            (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

            (2) the Holders of not less than 25% in principal amount of the outstanding Notes have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under this Indenture;

            (3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, losses, liabilities or expenses to be incurred in compliance with such request;

            (4) the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, has failed to institute such proceeding; and

            (5) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a majority in principal amount of the outstanding Notes.

            The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal and premium, if any, or interest on such Note on or after the respective due dates set forth in such Note (including upon acceleration thereof) or the institution of any proceeding with respect to this Indenture or any remedy hereunder, including without limitation, acceleration, by the Holders of a majority in principal amount of the outstanding Notes; PROVIDED that upon institution of any proceeding or exercise of any remedy, such Holder provides the Trustee with prompt notice thereof.

            A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

            SECTION 6.7       RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

            Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the written consent of such Holder.

            SECTION 6.8       COLLECTION SUIT BY TRUSTEE.

            If an Event of Default in payment of principal or interest specified in clause (a) or (b) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal of, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in Section
2.16 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

            SECTION 6.9       TRUSTEE MAY FILE PROOFS OF CLAIM.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents, counsel, accountants and experts) and the Holders allowed in any judicial proceedings relating to the Company or Subsidiaries or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            SECTION 6.10      PRIORITIES.

            If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money in the following order:

            First:  to the Trustee for amounts due under Section 7.7;

            Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

            Third: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

            Fourth: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

            The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

            SECTION 6.11      UNDERTAKING FOR COSTS.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, a suit by a Holder or Holders of more than 25% in principal amount of the outstanding Notes, or a suit by a Holder or Holders for the enforcement of the payment of the principal of, premium, if any, or interest on the Notes, on or after the due dates expressed in the Notes.

            SECTION 6.12      RESTORATION OF RIGHTS AND REMEDIES.

            If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

            SECTION 6.13      RIGHTS AND REMEDIES CUMULATIVE.

            Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            SECTION 6.14      DELAY OR OMISSION NOT WAIVER.

            No delay or omission of the Trustee or of any Holder to exercise any right or remedy arising upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                  ARTICLE SEVEN

                                     TRUSTEE


            SECTION 7.1       DUTIES OF TRUSTEE.

            The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein.

            (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

            (b)   Except during the continuance of a Default or an Event of
Default:

            (1) the Trustee need perform only those duties as are specifically set forth in this Indenture, and no covenants or obligations shall be implied in this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; PROVIDED, HOWEVER, that the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2, 6.4 or 6.5 of this Indenture.

            (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.1 and
Section 7.2 of this Indenture.

            (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

            SECTION 7.2       RIGHTS OF TRUSTEE.

            Subject to Section 7.1:

            (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to Sections 12.4 and 12.5 of this Indenture. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

            (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture.

            (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, financial statement, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

            (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

            (h) Any permissive right or power available to the Trustee under this Indenture shall not be construed to be a mandatory duty or obligation.

            SECTION 7.3       INDIVIDUAL RIGHTS OF TRUSTEE.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company, or their respective Affiliates,with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 of this Indenture, and the Trustee is subject to TIA Sections 310(b) and 311.

            SECTION 7.4       TRUSTEE'S DISCLAIMER.

            The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

            SECTION 7.5       NOTICE OF DEFAULT.

            If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to the Company and each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 45 days after such Default or Event of Default occurs, unless such Default or Event of Default has been cured. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Net Proceeds Offer Payment Date pursuant to a Net Proceeds Offer, the Trustee may withhold the notice of a Default or an Event of Default if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or officers charged with such responsibility in good faith determines that withholding the notice is in the interest of the Holders.

            SECTION 7.6       REPORTS BY TRUSTEE TO HOLDERS.

            Within 60 days after each May 15, beginning with May 15, 1998, the Trustee shall, to the extent that any of the events described in Section 313(a) of the TIA occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with Section 313(a) of the TIA. The Trustee also shall comply with Sections 313(b) and (c) of the TIA.

            A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange or market, if any, on which the Notes are listed or quoted.

            The Company shall promptly notify the Trustee if the Notes become listed or quoted on any stock exchange or market and the Trustee shall comply with Section 313(d) of the TIA.

            SECTION 7.7       COMPENSATION AND INDEMNITY.

            The Company shall pay to the Trustee from time to time reasonable compensation for its services as shall from time to time be agreed to in writing by the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture, except any such expense as may arise from its negligence, bad faith or willful misconduct. Such expenses shall include but not be limited to the reasonable fees and expenses of the Trustee's agents and counsel.

            The Company shall indemnify each of the Trustee (or any predecessor Trustee) and its agents, employees, stockholders and directors and officers for, and hold them harmless against, any loss, liability, damage, claim or expense (including reasonable fees and expenses of counsel), including taxes (other than taxes based on the income of the Trustee) incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the administration of this trust including the reasonable costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. At the Trustee's sole discretion, the Company shall defend the claim and the Trustee shall cooperate and may participate in the defense; PROVIDED that any settlement of a claim shall be approved in writing by the Trustee. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; PROVIDED that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

            To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a claim prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(f) or (g) of this Indenture occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

            The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

            SECTION 7.8       REPLACEMENT OF TRUSTEE.

            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment, as provided in this Section 7.8.

            The Trustee may resign by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

            (1)   the Trustee fails to comply with Section 7.10;

            (2)   the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4)   the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Company and the successor Trustee shall mail notice of the successor Trustee's succession to each Holder.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least

10% in principal amount the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee is no longer eligible under or otherwise fails to comply with Section 7.10, any Holder who satisfies the requirements of TIA
Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its corporate trust office.

            Notwithstanding any resignation or replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 of this Indenture shall continue for the benefit of the retiring Trustee.

            SECTION 7.9       SUCCESSOR TRUSTEE BY MERGER, ETC.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person the resulting, surviving or transferee Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor Trustee; PROVIDED, HOWEVER, that such Person shall be otherwise qualified and eligible under this Article Seven.

            SECTION 7.10      ELIGIBILITY; DISQUALIFICATION.

            This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2) and (5). The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have combined capital and surplus of at least $200,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA
Section 310 shall apply to the Company and the Subsidiary Guarantors, each as an obligor of the Notes.

             SECTION 7.11      PREFERENTIAL COLLECTION OF CLAIMS AGAINST
                               COMPANY.

            The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311(a) shall apply to the Company and the Subsidiary Guarantors, each as an obligor on the Notes.

                                  ARTICLE EIGHT

                    SATISFACTION AND DISCHARGE OF INDENTURE

             SECTION 8.1       LEGAL DEFEASANCE AND COVENANT DEFEASANCE

            (a) If the Company irrevocably deposits, or causes to be deposited, in trust with the Trustee or the Paying Agent, at any time prior to the stated maturity of the Notes or the date of redemption of all the outstanding Notes, as trust funds in trust, money or direct non-callable obligations of or guaranteed by the United States of America in an amount sufficient (as to principal, premium (if any) and interest, but without reinvestment thereof), in the opinion of a nationally recognized firm of independent public accountants to pay timely and discharge the principal of and premium, if any, and interest on the outstanding Notes to maturity or redemption, as the case may be, the Indenture shall cease to be of further effect as to all outstanding Notes (except, among other things, as to (i) remaining rights of registration of transfer and substitution and exchange of the Notes, (ii) rights of holders to receive payment of principal of and interest on the Notes and (iii) the rights, obligations and immunities of the Trustee) and the Guarantees will be discharged.

            (b) The following shall be the conditions to application of paragraph (a) above to the outstanding Notes:

                  (i) (x) No Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness, all or a portion of which will be used to defease the Notes concurrently with such incurrence) or (y) at any time in the period ending on the 91st day after the date of deposit no Default or Event of Default set forth in Section 6.1(f) or (g) shall have occurred and be continuing;

                  (ii) Such deposit and the defeasance contemplated hereby will not result in a Default under, or a breach or violation of, this Indenture or any other material instrument or agreement to which the Company or any of its Subsidiaries is a party or by which it or their property or assets is bound;

                  (iii) The Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, (y) since the Issue Date, there has been a change in the applicable Federal income tax law or
      (z) based on existing precedents, if the matter were properly briefed, in any case to the effect that, and based thereon such Opinion of Counsel shall state that, a court should hold that Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to Federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

                  (iv) The Company shall have delivered to the Trustee an Opinion of Counsel, reasonably satisfactory to the Trustee, to the effect that, or based on existing precedents, if the matter were properly briefed, a court should state that: (A) the trust funds will not be subject to the rights of holders of Indebtedness of the Company other than the Notes and as otherwise permitted herein and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally; and

                  (v) The Company shall have delivered to the Trustee an Officers' Certificate, stating that the deposit under clause (i) was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

                  (vi) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 8.1 have been complied with; PROVIDED, HOWEVER, that such counsel may rely, as to matters of fact, on Officers' Certificates of the Company.

            In the event all or a portion of the Notes are to be redeemed through such irrevocable trust, the Company must make arrangements reasonably satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

            SECTION 8.2       SATISFACTION AND DISCHARGE.

            In addition to the Company's rights under Section 8.1, the Company may terminate all of its obligations under this Indenture (subject to Section 8.3), when:

            (1) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for that purpose an amount of money sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest;

            (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company;

            (3) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or redemption, as the case may be; and

            (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with; PROVIDED, HOWEVER, that such counsel may rely, as to matters of fact, on Officers' Certificates of the Company.

            SECTION 8.3       SURVIVAL OF CERTAIN OBLIGATIONS.

            Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in Section 8.1 or 8.2, the respective obligations of the Company and the Trustee under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.10, 2.13, 2.14, 2.16, 4.1, 4.2, 4.9, 4.20, 4.21, 6.7, Article Seven, 8.5, 8.6, 8.7,
10.2 and 10.4 of this Indenture shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.7, 7.8, 8.5, 8.6 and 8.7 of this Indenture shall survive. Nothing contained in this Article Eight shall abrogate any of the obligations or duties of the Trustee under this Indenture.

            SECTION 8.4       ACKNOWLEDGMENT OF DISCHARGE BY TRUSTEE.

            Subject to Section 8.7, after (i) the conditions of Section 8.1 or
8.2 of this Indenture have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.3.

            SECTION 8.5       APPLICATION OF TRUST MONIES.

            The Trustee or Paying Agent shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 8.1 of this Indenture. The Trustee shall apply the deposited U.S. Legal Tender or the U.S. Government Obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.1, to the payment of principal of and interest on the Notes. Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.1(d) hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent defeasance and discharge contemplated by
Section 8.1.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.1 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

            SECTION 8.6       REPAYMENT TO THE COMPANY; UNCLAIMED MONEY.

            Subject to Sections 7.7, 8.1 and 8.2 of this Indenture, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time. The Trustee and the Paying Agent will pay to the Company upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal or interest that remains unclaimed for two years after payment to the Holders is required; PROVIDED, HOWEVER, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designated another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

            SECTION 8.7       REINSTATEMENT.

            If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government obligations in accordance with Section 8.1 or 8.2 of this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 or 8.2 of this Indenture until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.1 or 8.2 of this Indenture; PROVIDED, HOWEVER, that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS


            SECTION 9.1      WITHOUT CONSENT OF HOLDERS.

            The Company, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

            (1) to cure any ambiguity, defect or inconsistency; PROVIDED that such amendment or supplement does not adversely affect the rights of any Holder;

            (2) to provide for the assumption of the Company's obligations to Holders or any Subsidiary Guarantor's obligation under its Subsidiary Guarantee if required under the terms hereof in the case of a merger, consolidation or similar transaction and otherwise as required to comply with Article Five;

            (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

            (4) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

            (5) to make any change that would provide any additional benefits or rights to the Holders or that does not adversely affect the legal rights hereunder of any Holder; or

            (6) to provide for issuance of the Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes will be modified or eliminated, as appropriate), and which will be treated together with any outstanding Initial Notes, as a single issue of securities;

PROVIDED that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate stating that such amendment or supplement complies with the provisions of this Section 9.1.

            SECTION 9.2      WITH CONSENT OF HOLDERS.

            Subject to Section 6.7 of this Indenture, the Company, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), may amend or supplement this Indenture or the Notes and may waive compliance by the Company with any provision of this Indenture or the Notes. Notwithstanding the foregoing, no amendment, supplement or waiver, including a waiver pursuant to Section 6.4 of this Indenture, shall, without the consent of each Holder of each Note affected thereby:

            (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Notes;

            (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including default interest, on any Notes;

            (3) reduce the principal of, or the premium on, or change or have the effect of changing the fixed maturity of any Notes, or alter the provisions with respect to the redemption of the Notes, or alter the provisions with respect to repurchases or redemptions of the Notes with Net Cash Proceeds from Asset Sales or upon a Change of Control;

            (4) make any Notes payable in money other than that stated in the Notes;

            (5) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on any Note (other than a Default in the payment of an amount due as a result of an acceleration, where such acceleration is rescinded pursuant to this Indenture);

            (6) make any change in the provisions of this Indenture relating to waivers of past Defaults with respect to, or the rights of Holders to receive, payments of principal of or interest on the Notes;

            (7)   waive a redemption payment with respect to any Note;

            (8) modify or change any provision of this Indenture affecting the ranking of the Notes or any Subsidiary Guarantee in a manner which adversely affects the Holders; or

            (9) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture, except to the extent such release is authorized under the terms hereof.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

            It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

            SECTION 9.3      COMPLIANCE WITH TIA.

            Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

            SECTION 9.4      REVOCATION AND EFFECT OF CONSENTS.

            Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, supplement or waiver becomes effective upon receipt by the Trustee of such Officers' Certificate and evidence of consent by the Holders of the requisite percentage in principal amount of outstanding Notes.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date, unless consents from Holders of the requisite percentage in principal amount of the outstanding Notes required hereunder for the effectiveness of such consents shall have also been given and not revoked within such 90-day period.

            After an amendment, supplement or waiver becomes effective, it shall bind every Holder.

            SECTION 9.5      NOTATION ON OR EXCHANGE OF NOTES.

            If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver the Note to the Trustee. The Trustee at the written direction of the Company may place an appropriate notation on the Note about the changed terms and return it to the Holder, and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver. Any such notation or exchange shall be made at the sole cost and expense of the Company.

            SECTION 9.6      TRUSTEE TO SIGN AMENDMENTS, ETC.

            The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; PROVIDED, HOWEVER, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture; PROVIDED, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Company. Such Opinion of Counsel shall not be an expense of the Trustee or the Holders.

                                   ARTICLE TEN

                                    GUARANTEE


            SECTION 10.1      UNCONDITIONAL GUARANTEE.

            (a) In consideration of the promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Subsidiary Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees and agrees to be liable on a senior basis to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Company or any other Subsidiary Guarantor under this Indenture or the Notes, that: (a) the principal of, premium, if any, and interest on the Notes (and any Additional Interest payable thereon) shall be duly and punctually paid in full when due, whether at maturity, upon redemption (whether upon a Change of Control or pursuant to a Net Proceeds Offer or otherwise), by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other Obligations of the Company or the Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.7 hereof), shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations of the Company, the same shall be promptly paid in full when due or performed in accordance with the terms of extension or renewal, whether at maturity, upon redemption, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other Obligation of the Company to the Holders or the Trustee under this Indenture or under the Notes, for whatever reason, each Subsidiary Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under each such Subsidiary Guarantee, and shall entitle the Holders or Trustee to accelerate the Obligations of the Subsidiary Guarantors under the Subsidiary Guarantees in the same manner and to the same extent as the Obligations of the Company hereunder or under the Notes.

            (b) Each of the Subsidiary Guarantors hereby agrees that its Obligations under its Subsidiary Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Subsidiary Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Subsidiary Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee shall not be discharged except by complete performance of the Obligations contained in the Notes, this Indenture and its Subsidiary Guarantee. Each Subsidiary Guarantee shall be a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Subsidiary Guarantor, any amount paid by the Company or such Subsidiary Guarantor to the Trustee or such Holder, the Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor shall further agree that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (a) subject to this Article Ten, the maturity of the Obligations guaranteed may be accelerated as provided in Article Six hereof for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (b) in the event of any acceleration of such Obligations as provided in Article Six hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable jointly and severally by each Subsidiary Guarantor for the purpose of its Subsidiary Guarantee.

            SECTION 10.2      SUBSIDIARY GUARANTEES.

            (a) As long as any Notes remain outstanding, any Restricted Subsidiary shall (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all the Company's obligations under the Notes and hereunder on the terms set forth hereunder and (ii) deliver to the Trustee an opinion of counsel, subject to customary exceptions, that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes hereunder.

            (b) Immediately following the dismissal of the Chapter 11 proceeding of CSS Trade Names, Inc. ("CSS") currently pending in the United States Bankruptcy Court for the District of Delaware (the "Chapter 11 Proceeding"), CSS, whose only assets consist of certain service marks of the Company, shall be a Subsidiary Guarantor of the Company and shall comply with the provisions of this Section 10.2. The Company shall use its best efforts to have the Chapter 11 Proceeding dismissed within 30 days following the Issue Date.

            (c) Notwithstanding any provisions to the contrary herein, the Company may not transfer assets to CSS until the dismissal of the Chapter 11 Proceeding.

            SECTION 10.3      LIMITATIONS ON SUBSIDIARY GUARANTEES.

            The Obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Obligations of such Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution Obligations under this Indenture, will result in the Obligations of such Subsidiary Guarantor under the applicable Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. The net worth of any Subsidiary Guarantor for such purpose shall include any claim of such Subsidiary Guarantor against the Company for reimbursement and any claim against any other Subsidiary Guarantor for contribution.

            SECTION 10.4 EVIDENCE OF EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.

            (a) To further evidence each Subsidiary Guarantee referred to in
Section 10.1 hereby, each Subsidiary Guarantor shall agree that a notation of such Subsidiary Guarantee, substantially in the form of Exhibit F hereto endorsed by such Subsidiary Guarantor, shall be attached to each Note authenticated and delivered by the Trustee after the date the Trustee receives such Subsidiary Guarantee. Each such endorsement shall be executed on behalf of each Subsidiary Guarantor by either manual or facsimile signature of two Officers of each Subsidiary Guarantor, each of whom, in each case, shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

            (b) Each of the Subsidiary Guarantors hereby agrees that its Subsidiary Guarantee set forth in Section 10.1 hereof shall remain in full force and effect notwithstanding any failure to so endorse on each Note a notation of such Subsidiary Guarantee.

            (c) If an Officer of a Subsidiary Guarantor whose signature is on a Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Subsidiary Guarantee is endorsed or at any time thereafter, such Subsidiary Guarantor's Subsidiary Guarantee of such Note shall be valid nevertheless.

            (d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Subsidiary Guarantee set forth in this Indenture on behalf of each Subsidiary Guarantor.

            SECTION 10.5      RELEASE OF A SUBSIDIARY GUARANTOR.

            (a) If no Default or Event of Default exists or would exist under this Indenture upon the sale or disposition of all of the Capital Stock of a Subsidiary Guarantor by the Company or a Subsidiary of the Company in a transaction constituting an Asset Sale, the Net Cash Proceeds of which are applied in accordance with Section 4.15, or upon the consolidation or merger of a Subsidiary Guarantor with or into any Person in compliance with Article Five, such Subsidiary Guarantor and each Subsidiary of such Subsidiary Guarantor that is also a Subsidiary Guarantor shall be deemed released from all obligations under this Article Ten and its Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder. Any Subsidiary Guarantor not so released or the entity surviving such Subsidiary Guarantor, as applicable, shall remain or be liable under its Subsidiary Guarantee as provided in this Indenture.

            (b) The Trustee shall deliver an appropriate instrument evidencing the release of a Subsidiary Guarantor upon receipt of a request by the Company or such Subsidiary Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 10.5, PROVIDED the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Company.

            (c) The Trustee shall execute any documents reasonably requested by the Company or a Subsidiary Guarantor in order to evidence the release of such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee, whether or not endorsed on the Notes and under this Article Ten.

            Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor. Any Subsidiary Guarantor may cease to be a Subsidiary Guarantor, and the Subsidiary Guarantee of such Subsidiary Guarantor will terminate at any time that the Board of Directors designates such Subsidiary Guarantor as an "Unrestricted Subsidiary," as provided below.

            SECTION 10.6      WAIVER OF SUBROGATION.

            Until this Indenture is discharged or defeased as provided in
Article 8 and all of the Notes are discharged and paid in full, each Subsidiary Guarantor shall irrevocably waive and agree not to exercise any claim or other rights which it may hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Obligations of the Company under the Notes or this Indenture and such Subsidiary Guarantor's Obligations under its Subsidiary Guarantee and this Indenture, in any such instance, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited against and applied to the Obligations of the Company, whether matured or unmatured, in accordance with the terms of this Indenture. Each Subsidiary Guarantor hereby acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.6 is knowingly made in contemplation of such benefits.

            SECTION 10.7      IMMEDIATE PAYMENT.

            Each Subsidiary Guarantor shall agree to make immediate payment to the Trustee on behalf of the Holders of all Obligations of the Company and such Subsidiary Guarantor owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Subsidiary Guarantor in writing. Each of the Subsidiary Guarantors agrees that neither the Trustee nor the Holders need attempt to collect any amounts guaranteed hereunder from the Company, any other Subsidiary Guarantor or any other Person, but may require any one of the Subsidiary Guarantors to make immediate payment of all of such guaranteed amounts to the Holders when due, whether by maturity, acceleration, redemption or otherwise, or at any time thereafter.

            SECTION 10.8      NO SET-OFF.

            Each payment to be made by a Subsidiary Guarantor hereunder in respect of the Obligations under its Subsidiary Guarantee shall be payable in the currency or currencies in which such Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

            SECTION 10.9      OBLIGATIONS ABSOLUTE.

            The Obligations of each Subsidiary Guarantor under its Subsidiary Guarantee shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Subsidiary Guarantor which may not be recoverable from such Subsidiary Guarantor on the basis of a Subsidiary Guarantee shall be recoverable from such Subsidiary Guarantor as a primary obligor and principal debtor in respect thereof.

            SECTION 10.10     OBLIGATIONS CONTINUING.

            The Obligations of each Subsidiary Guarantor under its Subsidiary Guarantee shall be continuing and shall remain in full force and effect until all the Obligations hereunder have been paid and satisfied in full. Each Subsidiary Guarantor hereby agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Subsidiary Guarantor so to do, it shall irrevocably appoint the Trustee, the attorney and agent of such Subsidiary Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Subsidiary Guarantor under its Subsidiary Guarantee.

            SECTION 10.11     OBLIGATIONS NOT REDUCED.

            The Obligations of each Subsidiary Guarantor under its Subsidiary Guarantee shall not be discharged except by the payment in full of such Obligations owing or payable under or by virtue of or otherwise in connection with the Notes of this Indenture.

            SECTION 10.12     OBLIGATIONS REINSTATED.

            The Obligations of each Subsidiary Guarantor under its Subsidiary Guarantee shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced such Obligations of any Subsidiary Guarantor (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Subsidiary Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Subsidiary Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Subsidiary Guarantor as provided herein subject to Section 10.3.

            SECTION 10.13     OBLIGATIONS NOT AFFECTED.

            The Obligations of each Subsidiary Guarantor under its Subsidiary Guarantee shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment (and whether or not known or consented to by any Subsidiary Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Subsidiary Guarantor under its Subsidiary Guarantee or might operate to release or otherwise exonerate any Subsidiary Guarantor from any of its Obligations or otherwise affect such Obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

            (a) any limitation of status or power, disability, incapacity or other circumstance relating to the Company or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting either the Company or any other Person;

            (b) any irregularity, defect, unenforceability or invalidity in respect of any Indebtedness or other Obligation of the Company or any other Person under this Indenture, the Notes or any other document or instrument;

            (c) any failure of the Company, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture or the Notes, or to give notice thereof to a Subsidiary Guarantor;

            (d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other Person or their respective assets or the release or discharge of any such right or remedy;

            (e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

            (f) any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Notes;

            (g) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company or a Subsidiary Guarantor;

            (h) any merger or amalgamation of the Company or a Subsidiary Guarantor with any Person or Persons other than the Company;

            (i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affect, any of the Obligations of the Company under this Indenture or the Notes or the Obligations of a Subsidiary Guarantor under its Subsidiary Guarantee; and

            (j) any other circumstance, including release of the Subsidiary Guarantor pursuant to Section 10.5 hereof (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Company under this Indenture or the Notes or of a Subsidiary Guarantor in respect of its Subsidiary Guarantee.

            SECTION 10.14     WAIVER.

            Without in any way limiting the provisions of Section 10.1 hereof, each Subsidiary Guarantor hereby waives notice of acceptance hereof, notice of any liability of any Subsidiary Guarantor under its Subsidiary Guarantee, notice or proof of reliance by the Holders upon the Obligations of any Subsidiary Guarantor under its Subsidiary Guarantee, and diligence, presentment, demand for payment on the Company, protest, notice of dishonor or non-payment of any of the Company's Obligations under this Indenture or the Notes, or other notice or formalities to the Company or any Subsidiary Guarantor of any kind whatsoever.

             SECTION 10.15     NO OBLIGATION TO TAKE ACTION AGAINST THE
                               COMPANY.

            Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies under this Indenture or the Notes, or against the Company or any other Person or any assets or properties of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Subsidiary Guarantors of their liabilities and obligations under any Subsidiary Guarantees or under this Indenture.

            SECTION 10.16     DEALING WITH THE COMPANY AND OTHERS.

            The Holders or the Trustee, without releasing, discharging, limiting or otherwise affecting in whole or in part the Obligations of any Subsidiary Guarantor and without the consent of or notice to any Subsidiary Guarantor, may:

            (a) grant time, renewals, extensions, compromises, concessions, waivers, releases and discharges to the Company or any other Person;

            (b) take or abstain from taking security or collateral from the Company or from perfecting security interests in any collateral;

            (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security, including, without limitation, any collateral, given by the Company or any third party with respect to the Obligations of the Company under, or matters contemplated by, this Indenture or the Notes;

            (d)   accept compromises or arrangements from the Company;

            (e) apply all monies at any time received from the Company as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

            (f) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any collateral as the Holders or the Trustee may see fit.

            SECTION 10.17     DEFAULT AND ENFORCEMENT.

            If any Subsidiary Guarantor fails to comply with Section 10.17 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Subsidiary Guarantee of any such Subsidiary Guarantor and such Subsidiary Guarantor's Obligations hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Subsidiary Guarantor the Company's Obligations under this Indenture and the Notes.

            SECTION 10.18     CERTAIN BANKRUPTCY EVENTS.

            Each Subsidiary Guarantor hereby covenants and agrees, to the fullest extent that it may do so (i) under applicable law and (ii) consistent with its fiduciary obligations, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Subsidiary Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Subsidiary Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the United States Bankruptcy Code or otherwise.

            SECTION 10.19     ACKNOWLEDGMENT.

            Each Subsidiary Guarantor hereby acknowledges communication of the terms of this Indenture and the Notes and consents to and approves of the same.

            SECTION 10.20     COSTS AND EXPENSES.

            Each Subsidiary Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Subsidiary Guarantee.

            SECTION 10.21     NO MERGER OR WAIVER; CUMULATIVE REMEDIES.

            No Subsidiary Guarantee shall operate by way of merger of any of the obligations of a Subsidiary Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege under this Indenture or the

Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy power or privilege. The rights, remedies, powers and privileges in each Subsidiary Guarantee and under this Indenture, the Notes and any other document or instrument between a Subsidiary Guarantor and/or the Company and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

            SECTION 10.22     SURVIVAL OF OBLIGATIONS.

            To the extent the Trustee receives any payment by or on behalf of the Company, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Company, or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied, by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of the Company to the Trustee as of the date such initial payment, reduction or satisfaction occurred.

             SECTION 10.23     SUBSIDIARY GUARANTEE IN ADDITION TO OTHER
                               OBLIGATIONS.

            The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes and any guarantees or security at any time held by or for the benefit of any of them.

            SECTION 10.24     SEVERABILITY.

            Any provision of this Article Ten which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any jurisdiction.

            SECTION 10.25     SUCCESSORS AND ASSIGNS.

            Each Subsidiary Guarantee shall be binding upon and inure to the benefit of each Subsidiary Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Subsidiary Guarantor may assign any of its obligations hereunder or thereunder.

                                 ARTICLE ELEVEN

                                SECURITY ACCOUNT

            (a) On the Issue Date, the Company shall execute and deliver the Security and Disbursement Agreement and comply with the terms and provisions thereof, including, without limitation, depositing or causing to be deposited the Disbursement Funds in the Security Account or any related account pursuant to the terms of the Security and Disbursement Agreement. The Trustee shall establish and maintain the Security Account in accordance with the terms and provisions of the Security and Disbursement Agreement, and the Trustee shall hold the Disbursement Funds and Pledged Securities for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Company's obligations to (i) provide for payment in full of the scheduled interest payments due on the Notes through and including May 1, 1999 and (ii) secure repayment of the principal, premium, if any, and interest on the Notes in the event that the Notes become due and payable prior to the payment in full of all and any scheduled interest payments due and payable under this Indenture and the Notes through and including May 1, 1999.

            (b) Subject to certain limitations set forth in the Security and Disbursement Agreement, the Company may direct the Trustee to release from the Security Account certain Disbursement Funds or Pledged Securities upon an optional redemption of the Notes with the net proceeds of a Primary Offering. Additionally, after disbursing all the interest payments on the Notes due through and including May 1, 1999 and compliance with the provisions of Section 11(e), any remaining Disbursement Funds and Pledged Securities will be released and disbursed from the Security Account and paid to the Company to such accounts as may be designated by the Company in written instructions delivered to the Trustee, all as provided for in the Security and Disbursement Agreement.

            (c) As provided in the Security and Disbursement Agreement, the Disbursement Funds shall be invested by the Trustee in Pledged Securities, pursuant to specific, written directions of the Company, as soon as practicable after the Issue Date. Interest and other earnings on the Pledged Securities will be added to the Security Account and will secure the repayment of the principal, premium, if any, and interest on the Notes.

            (d) Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Security and Disbursement Agreement (including, without limitation, the provisions providing for foreclosure and release of the Pledged Securities and other assets held in connection therewith) as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Trustee to enter into the Security and Disbursement Agreement and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith. The Company shall take, or shall cause to be taken, any and all actions as may be necessary or proper, or as may be required hereunder or under the Security and Disbursement Agreement (and any action requested by the Trustee) to cause the Security and Disbursement Agreement, subject to the provisions therein and of this Indenture, (A) to create and maintain, as security for certain of the Obligations of the Company under this Indenture and the Notes, valid and enforceable first priority Liens in and on the Security Account, the Disbursement Funds and the Pledged Securities, in favor of the Trustee, superior to and prior to the rights of third Persons and subject to no other Liens, and
(B) to assure and confirm to the Trustee such Liens in the Security Account, the Disbursement Funds and the Pledged Securities so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.

            (e) The Trustee shall release from the Security Account any Disbursement Funds or Pledged Securities held in the Security Account upon the delivery by the Company to the Trustee of the following:

                  (i) a notice from the Company requesting the release of such
            Disbursement Funds or Pledged Securities and certifying that release of such Disbursement Funds or Pledged Securities complies with the terms and conditions of the Security and Disbursement Agreement with respect thereto; and

                  (ii) an Officers' Certificate of the Company stating that (A)
            there is Event of Default in effect or continuing on the date thereof, (B) the release of such Disbursement Funds or Pledged Securities will not result in a Default or Event of Default under this Indenture, (C) all payments contemplated by and under the Security and Disbursement Agreement, including, without limitation, each of the scheduled interest payments and all payments due and payable hereunder and in accordance with the Notes through and including May 1, 1999 have been paid in full without any claim, setoff, or defense, and (D) all conditions precedent in the Security and Disbursement Agreement relating to the release of the Disbursement Funds or Pledged Securities in question have been complied with.

            (f) The Trustee, in its sole discretion and without the consent of the Holders, may, and at the request of the Holders of at least 25% in aggregate principal amount of Notes then outstanding shall, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Security and Disbursement Agreement and (ii) collect and receive any and all amounts payable in respect of the obligations of the Company thereunder (subject, in each case, to Article Seven hereof). The Trustee shall have power to institute and to maintain such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Security Account, the Disbursement Funds and the Pledged Securities (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interests thereunder or be prejudicial to the interests of the Holders or of the Trustee).

                                 ARTICLE TWELVE

                                  MISCELLANEOUS



            SECTION 12.1      TIA CONTROLS.

            If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required to be included by the TIA shall control; PROVIDED, HOWEVER, that this Section 12.1 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgement by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

            SECTION 12.2      NOTICES.

            Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

            if to the Company:

            County Seat Stores, Inc.
            6585 City West Parkway
            Eden Prairie, Minnesota  55344
            Attn: General Counsel
            Telephone Number:  (612) 829-2124
            Telecopy Number:   (612) 829-2188

            if to the Trustee:

            First Trust National Association
            180 East Fifth Street
            St. Paul, Minnesota  55101
            Attn: Corporate Finance Department
            Telephone Number:(612) 244-0719
            Telecopy Number:  (612) 244-0711

            Each of the Company and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

            Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at such Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

             SECTION 12.3      COMMUNICATIONS BY HOLDERS WITH OTHER
                               HOLDERS.

            Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

             SECTION 12.4      CERTIFICATE AND OPINION AS TO CONDITIONS
                               PRECEDENT.

            Upon any request or application by the Company or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee upon request:

            (1) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company and any Subsidiary Guarantor, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company and any Subsidiary Guarantor, if any, PROVIDED for in this Indenture relating to the proposed action have been complied with (which counsel, as to factual matters, may rely on an Officers' Certificate).

             SECTION 12.5      STATEMENTS REQUIRED IN CERTIFICATE OR
                               OPINION.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.6, shall include:

            (1) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, HOWEVER, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

            SECTION 12.6      RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

            The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

            SECTION 12.7      LEGAL HOLIDAYS.

            A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York, Eden Prairie, Minnesota or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

             SECTION 12.8      GOVERNING LAW; JURISDICTION; SUBMISSION TO
                               VENUE.

            THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COMPETENT COURTS OF THE STATE OF NEW YORK SITTING IN THE CITY OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES. EACH OF THE COMPANY AND THE SUBSIDIARY GUARANTORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN

THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE TRUSTEE, ON BEHALF OF THE HOLDERS, THE COMPANY AND THE SUBSIDIARY GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE COMPANY AND THE SUBSIDIARY GUARANTORS IRREVOCABLY CONSENTS TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AND THE GUARANTORS AT THE ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT ANY RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY OR THE SUBSIDIARY GUARANTORS IN ANY OTHER JURISDICTION.

             SECTION 12.9      NO ADVERSE INTERPRETATION OF OTHER
                               AGREEMENTS.

            This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or those of any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

            SECTION 12.10     NO RECOURSE AGAINST OTHERS.

            No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any Obligations of the Company or any Subsidiary Guarantor under the Units or this Indenture, any Subsidiary Guarantee, the Warrant Agreement, the Registration Rights Agreement or for any claim based on, in respect of, or by reason of such obligations or their creations. Each Holder by accepting a Unit waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Units.

            SECTION 12.11     SUCCESSORS.

            All agreements of the Company and any Subsidiary Guarantor in this Indenture and the Notes and under any Subsidiary Guarantee, as the case may be, shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

            SECTION 12.12     DUPLICATE ORIGINALS.

            All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

            SECTION 12.13     SEVERABILITY.

            In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

            SECTION 12.14     INDEPENDENCE OF COVENANTS.

            All covenants and agreements in this Indenture and the Notes shall be given independent effect so that if any particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

            SECTION 12.15     TABLE OF CONTENTS, HEADINGS, ETC.

            The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms and provisions hereof.

                                   SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                                          COUNTY SEAT STORES, INC.


                                          By:  /s/ Sam Forman
                                              --------------------------
                                                Name:  Sam Forman
                                                Title: President

Attest: /s/ Paul J. Kittner
       ---------------------------
            Name:  Paul J. Kittner
            Title: SVP & CFO


                                          FIRST TRUST NATIONAL
                                          ASSOCIATION, as Trustee


                                          By: /s/ Mark E. Lemay
                                             ----------------------------
                                                Name:  Mark E. Lemay
                                                Title: V.P.

                                                                       EXHIBIT A

                                  FORM OF NOTE

      THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE ARE AVAILABLE UPON REQUEST BY CONTACTING MATTHEW KNOPF, GENERAL COUNSEL TO THE COMPANY, AT 6585 CITY WEST PARKWAY, EDEN PRAIRIE, MINNESOTA 55344, TELEPHONE
(612) 829-2124, TELECOPY (612) 829-2188, WHO, BEGINNING TEN DAYS AFTER THE ISSUANCE OF THIS NOTE, WILL BE AVAILABLE TO PROVIDE SUCH INFORMATION TO THE HOLDER OF THIS NOTE.

      THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

      THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS NOTE AND THE LAST DATE ON WHICH COUNTY SEAT STORES, INC. ("THE COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE)(THE "RESALE RESTRICTION TERMINATION DATE"), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) or (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO

ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S, OR TRANSFER AGENT'S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE
(D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, AN ASSIGNMENT IN THE FORM APPEARING ON THE OTHER SIDE OF THIS
NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR TRANSFER AGENT. THIS LEGEND SHALL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

      THIS NOTE IS SUBJECT TO A REGISTRATION RIGHTS AGREEMENT, DATED AS OF EVEN DATE HEREWITH, BETWEEN THE COMPANY AND JEFFERIES & COMPANY, INC., A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

      THIS NOTE IS INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS (THE "UNITS"), EACH OF WHICH CONSISTS OF $1,000 PRINCIPAL AMOUNT OF 12 3/4% SENIOR NOTES DUE 2004 (THE "NOTES") OF THE COMPANY AND A SERIES A WARRANT (COLLECTIVELY, THE "WARRANTS") ENTITLING THE HOLDER THEREOF TO PURCHASE SHARES OF COMMON STOCK, $.01 PAR VALUE PER SHARE, OF THE COMPANY. PRIOR TO THE CLOSE OF BUSINESS ON SUCH DATE AS THE INITIAL PURCHASER MAY, IN ITS DISCRETION DEEM APPROPRIATE, THIS NOTE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE SERIES A WARRANTS.

                                                      CUSIP No.:

                            COUNTY SEAT STORES, INC.

                          12 3/4% SENIOR NOTE DUE 2004

No.                                                    $

            County Seat Stores, Inc., a Minnesota corporation (the "Company," which term includes any successor entity), for value received promises to pay to ____________________ or registered assigns, the principal sum of ________ Dollars, on _____, __, 2004.

            Interest Payment Dates: November 1 and May 1

            Record Dates:           October 15 and April 15

            Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers its corporate seal to be affixed hereto or imprinted hereon.

                                    COUNTY SEAT STORES, INC.

                                    By:
                                        ----------------------------------
                                        Name:
                                        Title:

                                    By:
                                        ----------------------------------
                                        Name:
                                        Title:

Dated:  _____________, 199__

Certificate of Authentication

            This is one of the 12 3/4% Senior Notes due 2004 referred to in thE within-mentioned Indenture.

                                    FIRST TRUST NATIONAL ASSOCIATION,
                                    as Trustee

Dated: ______________, 199__     By:
                                      ------------------------------------
                                      Name:
                                     Title:

                                {REVERSE OF NOTE}

                            COUNTY SEAT STORES, INC.

                          12 3/4% Senior Note due 2004

            1. INTEREST. County Seat Stores, Inc., a Minnesota corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Interest on the Securities will accrue at 12 3/4% per annum and will be payable semiannually iN cash on November 1 and May 1 of each year, or if any such day is not a Business Day on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on the Securities will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that the first Interest Payment Date shall be May 1, 1998. The Company shall pay interest on overdue principal and premium, if any, from time to time on demand at the rate of interest then borne by the Notes and shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay Additional Interest (as defined in the Registration Rights Agreement) pursuant to Section 4 of the Registration Rights Agreement.

            2. METHOD OF PAYMENT. The Company shall pay interest on the Notes to the Persons who are the registered Holders as of the close of business on the Record Date immediately preceding the applicable Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest and Additional Interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). The Notes will be payable both as to principal and to interest at the office or agency of the Company, or, at the option of the Company, payment of interest may be made by its check payable in such U.S. Legal Tender and mailed to the Holders at their respective registered addresses as set forth in the register of Holders. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest plus any interest payable on the defaulted interest in accordance with Section 2.16 of the Indenture.

            3. PAYING AGENT AND REGISTRAR. Until otherwise designated by the Company, the Registrar and Paying Agent for the Notes shall be First Trust National Association, the trustee (the "Trustee") under the Indenture (as defined below), having an address as 180 East Fifth Street, St. Paul, Minnesota 55101, Attention: Corporate Finance Department. In addition, until otherwise designated by the Company, the Company's office or agency maintained in the Borough of Manhattan, in the City of New York at which the Notes may be presented for payment or for transfer or exchange will be the office of the Trustee, at 100 Wall Street, New York, NY. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

            4. INDENTURE. The Company issued the Notes under an Indenture, dated as of October 29, 1997 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture unTIl such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. The Notes are senior unsecured general obligations of the Company limited in aggregate principal amount to $85,000,000. Payment on the Notes will be guaranteed on a senior basis, jointly and severally, by the Subsidiary Guarantors pursuant to Article Ten of the Indenture and upon the execution of a supplemental indenture by each Subsidiary Guarantor. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

            5. REDEMPTION.

            (a) OPTIONAL REDEMPTION. Except as described in paragraph (b) of this Section 5, the Notes are not redeemable at the Company's option, at any time prior to November 1, 2001. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of principal amount), if redeemed during the twelve-month period commencing on November 1, of the years set forth below, through but not including the Maturity Date, plus, in each case, accrued and unpaid interest thereon to the applicable date of redemption:

                          YEAR                        PERCENTAGE

                          2001                        106.3750%
                          2002                        103.1875%
                          2003 and thereafter         100 %

            (b) OPTIONAL REDEMPTION UPON PRIMARY OFFERING. Notwithstanding paragraph (a) of this Section 5, at any time, prior to November 1, 2001, the Company may, at its option, use the net cash proceeds of a Primary Offering to redeem up to one-third of the original principal amount of the Notes at a redemption price equal to 112.75% of the principal amount thereof outstanding on the redemption date, plus accrued and unpaid interest thereon, if any, to the date of redemption; PROVIDED that (i) at least 66 2/3% of original principal amount of the Notes are outstanding immediately following such redemption and
(ii) such redemption shall occur within 60 days of the date of the closing of such Primary Offering.

            6. NOTICE OF REDEMPTION. Notice of redemption will be mailed by first class mail at least 15 days but not more than 60 days before the redemption date to each Holder, at each of such Holder's registered address, whose Notes are to be redeemed. If fewer than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems to be fair and appropriate; PROVIDED that Notes of $1,000 or less may not be redeemed in part.

            Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such redemption date, then, unless the Company defaults in the payment of such redemption price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such redemption date, and the only remaining right of the Holders of such Notes will be to receive payment of the redemption price plus accrued interest, if any, as of the redemption date upon surrender to the Paying Agent of the Notes redeemed.

            7. OFFERS TO PURCHASE. Sections 4.14 and 4.15 of the Indenture provide that, after certain Asset Sales and upon the occurrence of a Change of Control, and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

            8. REGISTRATION RIGHTS. Pursuant to the Registration Rights Agreement dated the date of the Indenture among the Company and the Holders of the Initial Notes, the Company will use its best efforts to prepare and file with the SEC on or prior to 120 days after the Issue Date a registration statement (the "Exchange Registration Statement") with respect to an offer to the Holders to exchange this Note for the Company's 12 3/4% Senior Notes due 2004, Series B (the "Exchange Notes"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Initial Notes. The Company will also use its best efforts to cause the Exchange Registration Statement to become effective as promptly as practicable after the filing thereof but in no event later than 180 days after the Issue Date and to consummate the exchange offer within 30 days after the date on which the Exchange Registration Statement is declared effective. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

            9. DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar or co-Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. Subject to certain provisions in the Indenture, the Registrar or co-Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption. Also the Registrar or co-Registrar need not register the transfer or exchange of any Note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of notes and ending at the close of business on the day of such mailing.

            10. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as the owner of such Note for all purposes.

            11. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for two years (or such sooner period as may be required by applicable abandoned property laws), the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

            12. MATURITY DATE. All outstanding principal, all premiums if any, and all accrued and unpaid interest shall be due and payable on the

Maturity Date.

            13. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

            14. AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented by the Company, the Trustee and with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and, subject to
Section 6.7 of the Indenture, noncompliance with any provision of the Indenture or this Note may be waived with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. Without the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of the Company's obligations to Holders or any Subsidiary Guarantor's obligation under its Subsidiary Guarantee in the case of a merger or consolidation where such assumption is required under the Indenture; to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal right under the Indenture of any such Holder; to provide for issuance of the Exchange Notes; or to comply with the requirements of the U.S. Securities and Exchange Commission (the "SEC") in order to effect or maintain the qualification of the Indenture under the TIA. As provided in the Indenture, there shall be no amendment, supplement or waiver without the consent of each Holder of each Note affected thereby with respect to the circumstances enumerated in Section 9.2 therein.

            15. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness or Liens, issue or sell its Capital Stock, enter into transactions with Affiliates, cause to be effective restrictions affecting Restricted Subsidiaries' abilities to pay certain dividends or make certain loans, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

            16. SUCCESSORS. When a successor assumes, in accordance with the Indenture, all the Obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those Obligations.

            17. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to exercise any of the rights or powers vested in it by the Indenture or the Notes and at the order or direction of any Holders, unless it has received indemnity reasonably satisfactory to it. Subject to certain limitations set forth in the Indenture, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power; PROVIDED that, as provided in the Indenture, Events of Default set forth in Section 6.1 (f) and (g) of the Indenture shall result in such acceleration occurring without such declaration. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except in the case of a Default or Event of Default in payment of principal or interest or a failure to comply with Article Five of the Indenture) if it determines that withholding notice is in their interest.

            18. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates, as such, with the same rights it would have as if it were not the Trustee.

            19. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any Obligations of the Company or any Subsidiary Guarantor under the Notes or the Indenture, any Subsidiary Guarantee, the Warrant Agreement or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of such obligations or their creations. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Units.

            20. AUTHENTICATION. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

            21. GOVERNING LAW. The laws of the State of New York shall govern this Note and the Indenture.

            22. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants-in-common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants-in-common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            23. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.

            Requests may be made to: County Seat Stores, Inc., 6585 City West Parkway, Eden Prairie, Minnesota 55344, Attn: General Counsel.

                               FORM OF ASSIGNMENT

            If you, the Holder, want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
            (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint________________________________________________________,
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:________________         Signed:__________________________________________
                                (Sign exactly as your name appears on the other side of this Note. This signature must be guaranteed by the signatory's bank or broker.)

Signature Guarantee: _____________________________
                     Medallion Signature Guarantee

            In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) ________________, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                   (Check One)

            (1)   ___   to the Company or a subsidiary thereof; or

            (2)   ___   pursuant to and in compliance with Rule 144A under
                        the Securities Act; or

            (3)   ___   to an institutional "accredited investor" (as defined
                        in Rule 501(a)(1), (2), (3) or (7) under the
                        Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

            (4)   ___   outside the United states to a "foreign person" in
                        compliance with Rule 904 of Regulation S under the Securities Act; or

            (5)   ___   pursuant to the exemption from registration provided
                        by Rule 144 under the Securities Act; or

            (6)   ___   pursuant to an effective registration statement under
                        the Securities Act; or

            (7)   ___   pursuant to another available exemption from the
                        registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED that if box (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.

Dated: _______________________          Signed: _____________________________
                                               (Sign exactly as name appears on
                                                the other side of this Security)

Signature Guarantee:___________________________________________________________
                             Medallion Signature Guarantee

             TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

            The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration requirements of the Securities Act provided by Rule 144A thereunder.

Dated: ________________________                   ______________________________
                                                        Executive Officer

                                          Name:  _______________________
                                          Title: _______________________

                  FORM OF OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

                  Section 4.14 [      ]
                  Section 4.15 [      ]

            If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$_____________________


Dated:___________________________      Signature:  _____________________
                                       Tax Identification No.  ___________

Signature Guarantee: ______________________________________________
                     Medallion Signature Guarantee

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS IT APPEARS UPON THE FACE OF THE WITHIN NOTE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND BE ACKNOWLEDGED AS GENUINE BY THE ENDORSER'S BANK OR BROKER.

                                                                       EXHIBIT B

                                  FORM OF NOTE

      THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE ARE AVAILABLE UPON REQUEST BY CONTACTING MATTHEW KNOPF, GENERAL COUNSEL TO THE COMPANY, AT 6585 CITY WEST PARKWAY, EDEN PRAIRIE, MINNESOTA 55344, TELEPHONE
(612) 829-2124, TELECOPY (612) 829-2188, WHO, BEGINNING TEN DAYS AFTER THE ISSUANCE OF THIS NOTE, WILL BE AVAILABLE TO PROVIDE SUCH INFORMATION TO THE HOLDER OF THIS NOTE.

      THIS NOTE IS INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS (THE "UNITS"), EACH OF WHICH CONSISTS OF $1,000 PRINCIPAL AMOUNT OF 12 3/4% SENIOR NOTES DUE 2004 (THE "NOTES") OF THE COMPANY AND A SERIES A WARRANT (COLLECTIVELY, THE "WARRANTS") ENTITLING THE HOLDER THEREOF TO PURCHASE SHARES OF COMMON STOCK, $.01 PAR VALUE PER SHARE, OF THE COMPANY. PRIOR TO THE CLOSE OF BUSINESS ON SUCH DATE AS THE INITIAL PURCHASER MAY, IN ITS DISCRETION DEEM APPROPRIATE, THIS NOTE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE SERIES A WARRANTS.*








________________________
*     To be deleted if the Separation Date has occurred.

                                                                      CUSIP No.:

                            COUNTY SEAT STORES, INC.

                     12 3/4% SENIOR NOTE DUE 2004, SERIES B

No.                                                         $

            County Seat Stores, Inc., a Minnesota corporation (the "Company," which term includes any successor entity), for value received promises to pay to ____________________ or registered assigns, the principal sum of
_________________ Dollars, on ________, 2004.

            Interest Payment Dates: November 1 and May 1

            Record Dates:           October 15 and April 15

            Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers its corporate seal to be affixed hereto or imprinted hereon.

                                    COUNTY SEAT STORES, INC.

                                    By: _________________________________
                                        Name:
                                        Title:

                                    By: _________________________________
                                        Name:
Dated: _______________, 199__           Title:

Certificate of Authentication

            This is one of the 12 3/4% Senior Notes due 2004, Series B referred to in the within-mentioned Indenture.

                                    FIRST TRUST NATIONAL ASSOCIATION,
                                    as Trustee

Dated: _______________, 199__       By: _________________________________
                                        Name:
                                        Title:

                                {REVERSE OF NOTE}

                            COUNTY SEAT STORES, INC.

                     12 3/4% Senior Note due 2004, Series B

            1. INTEREST. County Seat Stores, Inc., a Minnesota corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Interest on the Securities will accrue at 12 3/4% per annum and will be payable semiannually in cash on November 1 and May 1 of each year, or if any such day is not a Business Day on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on the Securities will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that the first Interest Payment Date shall be May 1, 1998. The Company shall pay interest on overdue principal and premium, if any, from time to time on demand at the rate of interest then borne by the Notes and shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay Additional Interest (as defined in the Registration Rights Agreement) pursuant to Section 4 of the Registration Rights Agreement.

            2. METHOD OF PAYMENT. The Company shall pay interest on the Notes to the Persons who are the registered Holders as of the close of business on the Record Date immediately preceding the applicable Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest and Additional Interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). The Notes will be payable both as to principal and to interest at the office or agency of the Company, or, at the option of the Company, payment of interest may be made by its check payable in such U.S. Legal Tender and mailed to the Holders at their respective registered addresses as set forth in the register of Holders. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest plus any interest payable on the defaulted interest in accordance with Section 2.16 of the Indenture.

            3. PAYING AGENT AND REGISTRAR. Until otherwise designated by the Company, the Registrar and Paying Agent for the Notes shall be First Trust National Association, the trustee (the "Trustee") under the Indenture (as defined below), having an address as 180 East Fifth Street, St. Paul, Minnesota 55101, Attention: Corporate Finance Department. In addition, until otherwise designated by the Company, the Company's office or agency maintained in the Borough of Manhattan, in the City of New York at which the Notes may be presented for payment or for transfer or exchange will be the office of the Trustee, at 100 Wall Street, New York, NY. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

            4. INDENTURE. The Company issued the Notes under an Indenture, dated as of October 29, 1997 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. The Notes are senior unsecured general obligations of the Company limited in aggregate principal amount to $85,000,000. Payment on the Notes will be guaranteed on a senior basis, jointly and severally, by the Subsidiary Guarantors pursuant to Article Ten of the Indenture and upon the execution of a supplemental indenture by each Subsidiary Guarantor. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

            5.    REDEMPTION.

            (a) OPTIONAL REDEMPTION. Except as described in paragraph (b) of this Section 5, the Notes are not redeemable at the Company's option, at any time prior to November 1, 2001. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of principal amount), if redeemed during the twelve-month period commencing on November 1, of the years set forth below, through but not including the Maturity Date, plus, in each case, accrued and unpaid interest thereon to the applicable date of redemption:

                          YEAR                        PERCENTAGE

                          2001                        106.3750%
                          2002                        103.1875%
                          2003 and thereafter         100 %

            (b) OPTIONAL REDEMPTION UPON PRIMARY OFFERING. Notwithstanding paragraph (a) of this Section 5, at any time, prior to November 1, 2001, the Company may, at its option, use the net cash proceeds of a Primary Offering to redeem up to one-third of the original principal amount of the Notes at a redemption price equal to 112.75% of the principal amount thereof outstanding on the redemption date, plus accrued and unpaid interest thereon, if any, to the date of redemption; PROVIDED that (i) at least 66 2/3% of original principal amount of the Notes are outstanding immediately following such redemption and
(ii) such redemption shall occur within 60 days of the date of the closing of such Primary Offering.

            6. NOTICE OF REDEMPTION. Notice of redemption will be mailed by first class mail at least 15 days but not more than 60 days before the redemption date to each Holder, at each of such Holder's registered address, whose Notes are to be redeemed. If fewer than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems to be fair and appropriate; PROVIDED that Notes of $1,000 or less may not be redeemed in part.

            Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such redemption date, then, unless the Company defaults in the payment of such redemption price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such redemption date, and the only remaining right of the Holders of such Notes will be to receive payment of the redemption price plus accrued interest, if any, as of the redemption date upon surrender to the Paying Agent of the Notes redeemed.

            7. OFFERS TO PURCHASE. Sections 4.14 and 4.15 of the Indenture provide that, after certain Asset Sales and upon the occurrence of a Change of Control, and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

            8. REGISTRATION RIGHTS. Pursuant to the Registration Rights Agreement dated the date of the Indenture among the Company and the Holders of the Initial Notes, the Company will use its best efforts to prepare and file with the SEC on or prior to 120 days after the Issue Date a registration statement (the "Exchange Registration Statement") with respect to an offer to the Holders to exchange this Note for the Company's 12 3/4% Senior Notes due 2004, Series B (the "Exchange Notes"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Initial Notes. The Company will also use its best efforts to cause the Exchange Registration Statement to become effective as promptly as practicable after the filing thereof but in no event later than 180 days after the Issue Date and to consummater the exchange offer within 30 days after the date on which the Exchange Registration Statement is declared effective. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

            9. DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar or co-Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. Subject to certain provisions in the Indenture, the Registrar or co-Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption. Also the Registrar or co-Registrar need not register the transfer or exchange of any Note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of notes and ending at the close of business on the day of such mailing.

            10. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as the owner of such Note for all purposes.

            11. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for two years (or such sooner period as may be required by applicable abandoned property laws), the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

            12. MATURITY DATE. All outstanding principal, all premiums if any, and all accrued and unpaid interest shall be due and payable on the

Maturity Date.

            13. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

            14. AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented by the Company, the Trustee and with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and, subject to
Section 6.7 of the Indenture, noncompliance with any provision of the Indenture or this Note may be waived with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. Without the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of the Company's obligations to Holders or any Subsidiary Guarantor's obligation under its Subsidiary Guarantee in the case of a merger or consolidation where such assumption is required under the Indenture; to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal right under the Indenture of any such Holder; to provide for issuance of the Exchange Notes; or to comply with the requirements of the U.S. Securities and Exchange Commission (the "SEC") in order to effect or maintain the qualification of the Indenture under the TIA. As provided in the Indenture, there shall be no amendment, supplement or waiver without the consent of each Holder of each Note affected thereby with respect to the circumstances enumerated in Section 9.2 therein.

            15. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness or Liens, issue or sell its Capital Stock, enter into transactions with Affiliates, cause to be effective restrictions affecting Restricted Subsidiaries' abilities to pay certain dividends or make certain loans, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

            16. SUCCESSORS. When a successor assumes, in accordance with the Indenture, all the Obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those Obligations.

            17. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to exercise any of the rights or powers vested in it by the Indenture or the Notes and at the order or direction of any Holders, unless it has received indemnity reasonably satisfactory to it. Subject to certain limitations set forth in the Indenture, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power; PROVIDED that, as provided in the Indenture, Events of Default set forth in Section 6.1 (f) and (g) of the Indenture shall result in such acceleration occurring without such declaration. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except in the case of a Default or Event of Default in payment of principal or interest or a failure to comply with Article Five of the Indenture) if it determines that withholding notice is in their interest.

            18. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates, as such, with the same rights it would have as if it were not the Trustee.

            19. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any Obligations of the Company or any Subsidiary Guarantor under the Notes or the Indenture, any Subsidiary Guarantee, the Warrant Agreement or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of such obligations or their creations. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Units.

            20. AUTHENTICATION. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

            21. GOVERNING LAW. The laws of the State of New York shall govern this Note and the Indenture.

            22. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants-in-common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants-in-common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            23. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.

            Requests may be made to: County Seat Stores, Inc., 6585 City West Parkway, Eden Prairie, Minnesota 55344, Attn: General Counsel.

                               FORM OF ASSIGNMENT

            If you, the Holder, want to assign this; Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
            (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint______________________________________________________,
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:________________       Signed:__________________________________________
                                   (Sign exactly as your name appears on the
                                    other side of this Note. This signature
                                    must be guaranteed by the signatory's
                                    bank or broker.)

Signature Guarantee:__________________________
                   Medallion Signature Guarantee

            In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) _______________, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                   (Check One)

            (1)   ___   to the Company or a subsidiary thereof; or

            (2)   ___   pursuant to and in compliance with Rule 144A under
                        the Securities Act; or

            (3)   ___   to an institutional "accredited investor" (as defined
                        in Rule 501(a)(1), (2), (3) or (7) under the
                        Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

            (4)   ___   outside the United states to a "foreign person" in
                        compliance with Rule 904 of Regulation S under the Securities Act; or

            (5)   ___   pursuant to the exemption from registration provided
                        by Rule 144 under the Securities Act; or

            (6)   ___   pursuant to an effective registration statement under
                        the Securities Act; or

            (7)   ___   pursuant to another available exemption from the
                        registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED that if box (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.

Dated:_______________________     Signed:_____________________________________
                                        (Sign exactly as name appears on
                                        the other side of this Security)

Signature Guarantee:__________________________________________________________
                    Medallion Signature Guarantee



             TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

            The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration requirements of the Securities Act provided by Rule 144A thereunder.

Dated:________________________               __________________________________
                                                      Executive Officer

                                          Name:   ________________________
                                          Title:  ________________________

                  FORM OF OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

                  Section 4.14 [      ]
                  Section 4.15 [      ]

            If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$___________________

Dated:_____________________         Signature:  ______________________

                                    Tax Identification No.  ___________

Signature Guarantee:____________________________________________
                    Medallion Signature Guarantee

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS IT APPEARS UPON THE FACE OF THE WITHIN NOTE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND BE ACKNOWLEDGED AS GENUINE BY THE ENDORSER'S BANK OR BROKER.

                                                                       EXHIBIT C

                         FORM OF LEGEND FOR GLOBAL NOTES

            Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

            THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT D

               FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                WITH TRANSFERS TO NON-QIB ACCREDITED INVESTORS

                                                              ----------, ----


First Trust National Association
100 Wall Street
New York, New York  10005
Attention:  Corporate Trust Office

            Re:   County Seat Stores, Inc. (the "Company")
                  12 3/4% Senior Notes due
                  2004 (THE "NOTES")

Ladies and Gentlemen:

            In connection with our proposed purchase of $85,000,000 aggregate principal amount of the Notes, we confirm that:

            1. We have received a copy of the Offering Circular (the "Offering Circular"), dated October 23, 1997, as amended or supplemented, relating to the Notes and such other information as we have deemed necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Notice to Investors" of the Offering Circular.

            2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of October 29, 1997 relating to the Notes (the "Indenture"), and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions and the U.S. Securities Act of 1933, as amended (the "Securities Act").

            3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Notes prior to the date which is two years after the later of the date of (x) original issue of the Note and (y) the last date on which the Note is owned by the Company or an affiliate of the Company, we will do so only (i) to the Company, (ii) pursuant to a registration statement which has been declared effective under the Securities Act, (iii) for so long as the Notes are eligible for resale pursuant to Rule 144A, to a person it reasonably believes is a Qualified Institutional Buyer ("QIB") (within the meaning of Rule 144A) that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A, (iv) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company, a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, substantially in the form of this letter, (v) pursuant to offers and sales to non-U.S. persons that occur outside of the United States in compliance with Rule 904 of Regulation S under the Securities Act or (vi) pursuant to any other available exemption from the registration requirements of the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

            4. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974) except as permitted in the section entitled "Notice to Investors" of the Offering Circular.

            5. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company reasonably may require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

            6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and each of the accounts for which we are acting are and is able to bear the economic risk of our or its entire investment, as the case may be, for an indefinite period.

            7. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.

            You, the Company and your and their respective counsel are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby, and we agree to notify you promptly if any of our representations or warranties herein cease to be accurate and complete.

            This letter shall be governed by, and construed in accordance with, the laws of the State of New York.

                                    Very truly yours,

                                    [Name of Transferee]

                                    By:
                                       ---------------------------------
                                          Authorized Signature

                                                                       EXHIBIT E

                     FORM OF CERTIFICATE TO BE DELIVERED IN
               CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S

                                                              ----------, ----


First Trust National Association
100 Wall Street
New York, New York  10005
Attention:  Corporate Trust Department

            Re:   County Seat Stores, Inc. (the "Company")
                  12 3/4% Senior Notes due
                  2004 (THE "NOTES")

Ladies and Gentlemen:

            In connection with our proposed sale of $85,000,000 aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S promulgated under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

            (1) the offer of the Notes was not made to a person in the United States;

            (2) either: (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States; or
(b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf had knowledge that the transaction had been pre-arranged with a buyer in the United States;

            (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

            (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                                    Very truly yours,

                                    [Name of Transferor]

                                    By:
                                        -------------------------------
                                          Authorized Signature

                                                                       EXHIBIT F

          FORM OF NOTATION ON NOTE RELATING TO SUBSIDIARY GUARANTEE

      For value received, _________________, a _______________ corporation, hereby unconditionally guarantees to the Holder of the Note upon which this Subsidiary Guarantee is endorsed, subject in all respects to the provisions of
Article 10 of the Indenture which shall govern and control the terms of this Subsidiary Guarantee: (a) the due and punctual payment of the principal of, premium, if any, and interest on the Note, whether at maturity acceleration, redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of, premium, if any, and interest on the Note, if any, to the extent lawful, and (c) in case of any extension of time of payment or renewal of any Note or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

      This Subsidiary Guarantee shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holder and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof and in the Indenture.

      This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

                                          [                           ]



                                          By:   ________________________
                                                Name:
                                                Title:

Attest:     _____________________



                                        F-1